AIM ADVISOR LARGE CAP VALUE FUND
                     A PORTFOLIO OF AIM ADVISOR FUNDS, INC.
                          11 GREENWAY PLAZA, SUITE 100
                           HOUSTON, TEXAS 77046-1173

                                                                  April 25, 2000

Dear Shareholder:

     Enclosed is a combined proxy statement and prospectus seeking your approval of a proposed combination of AIM Advisor Large Cap Value Fund ("Large Cap Value Fund") with AIM Basic Value Fund ("Basic Value Fund") (each a "Fund"). Large Cap Value Fund is a series of AIM Advisor Funds, Inc. (the "Company"), an open-end management investment company organized as a Maryland corporation. Basic Value Fund is a series of AIM Growth Series (the "Trust"), an open-end management investment company organized as a Delaware business trust. If the proposal is approved and implemented, each shareholder of Large Cap Value Fund automatically would become a shareholder of Basic Value Fund.

     The Board of Directors of the Company believes that combining the two Funds will benefit Large Cap Value Fund's shareholders by providing them with a portfolio that has a broader investment mandate than Large Cap Value Fund. A I M Advisors, Inc. ("AIM") serves as investment adviser to both Funds. INVESCO, Inc. serves as sub-adviser to Large Cap Value Fund. The portfolio management team for Basic Value Fund is experienced and has a performance record that is generally superior to that of the portfolio management team for Large Cap Value Fund. To achieve its investment objective of long-term growth of capital, Basic Value Fund may invest in a wider variety of U.S. equity securities and foreign securities. As a result, Basic Value Fund possesses greater flexibility than Large Cap Value Fund to respond to opportunities in the marketplace. Basic Value Fund's expenses are expected to decline following consummation of the proposed combination, but are expected to be slightly higher than Large Cap Value Fund's expenses. The accompanying document describes the proposed transaction and compares the investment policies, operating expenses, and performance histories of the Funds.

     Shareholders of Large Cap Value Fund are being asked to approve an Agreement and Plan of Reorganization by and among the Company, the Trust, and AIM that will govern the reorganization of Large Cap Value Fund into Basic Value Fund. After careful consideration, the Board of Directors of the Company has unanimously approved the proposal and recommends that you read the enclosed materials carefully and then vote FOR the proposal.

     If you attend the meeting, you may vote your shares in person. If you expect to attend the meeting in person, or have questions, please notify the Company by calling 1-800-952-3502. If you do not expect to attend the meeting, please fill in, date, sign and return the proxy card in the enclosed envelope which requires no postage if mailed in the United States.

     Your vote is important. Please take a moment now to sign and return your proxy card in the enclosed postage-paid return envelope. If we do not hear from you after a reasonable amount of time you may receive a telephone call from our proxy solicitor, Shareholder Communications Corporation, reminding you to vote your shares. You may also vote your shares on the Internet at the Fund's website at http://www.aimfunds.com by following the instructions that appear on the enclosed proxy insert.

     Thank you for your cooperation and continued support.

                                          Sincerely,

                                          /s/ CHARLES T. BAUER
                                          Charles T. Bauer
                                          Chairman

                        AIM ADVISOR LARGE CAP VALUE FUND
                     A PORTFOLIO OF AIM ADVISOR FUNDS, INC.
                          11 GREENWAY PLAZA, SUITE 100
                           HOUSTON, TEXAS 77046-1173

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 31, 2000

To THE SHAREHOLDERS OF AIM ADVISOR LARGE CAP VALUE FUND:

     NOTICE IS HEREBY GIVEN that a special meeting of Shareholders ("Meeting") of AIM Advisor Large Cap Value Fund ("Large Cap Value Fund"), an investment portfolio of AIM Advisor Funds, Inc. (the "Company"), will be held at 11 Greenway Plaza, Suite 100, Houston, TX 77046-1173, on May 31, 2000, at 3:00 p.m., Central time, for the following purposes:

     1. To approve an Agreement and Plan of Reorganization ("Agreement") by and among the Company, acting on behalf of Large Cap Value Fund, AIM Growth Series, acting on behalf of AIM Basic Value Fund and A I M Advisors, Inc., that provides for the combination of Large Cap Value Fund and AIM Basic Value Fund ("Basic Value Fund"), an investment portfolio of AIM Growth Series (the "Trust") (the "Reorganization"). Pursuant to the Agreement, all of the assets of Large Cap Value Fund will be transferred to Basic Value Fund, Basic Value Fund will assume all of the liabilities of Large Cap Value Fund, and the Trust will issue to each shareholder a number of full and fractional shares of the applicable class of Basic Value Fund having an aggregate value that, on the effective date of the Reorganization, is equal to the aggregate net asset value of the shareholder's shares of common stock of the corresponding class of Large Cap Value Fund. The value of each Large Cap Value Fund shareholder's account with Basic Value Fund immediately after the Reorganization will be the same as the value of such shareholder's account with Large Cap Value Fund immediately prior to the Reorganization. The Reorganization has been structured as a tax-free transaction. No initial sales charge will be imposed in connection with the Reorganization; and

     2. To transact such other business, not currently contemplated, that may properly come before the Meeting, or any adjournment thereof, in the discretion of the proxies or their substitutes.

     Shareholders of record as of the close of business on April 3, 2000, are entitled to notice of, and to vote at, the Meeting or any adjournment thereof.

     SHAREHOLDERS ARE REQUESTED TO EXECUTE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE THE ACCOMPANYING PROXY, WHICH IS BEING SOLICITED BY THE MANAGEMENT OF THE COMPANY. YOU MAY ALSO VOTE YOUR SHARES THROUGH A WEB SITE ESTABLISHED FOR THAT PURPOSE BY FOLLOWING THE INSTRUCTIONS ON THE ENCLOSED PROXY INSERT. YOUR VOTE IS IMPORTANT FOR THE PURPOSE OF ENSURING A QUORUM AT THE SPECIAL MEETING. PROXIES MAY BE REVOKED AT ANY TIME BEFORE THEY ARE EXERCISED BY THE SUBSEQUENT EXECUTION AND SUBMISSION OF A REVISED PROXY, BY GIVING WRITTEN NOTICE OF REVOCATION TO THE COMPANY AT ANY TIME BEFORE THE PROXY IS EXERCISED OR BY VOTING IN PERSON AT THE SPECIAL MEETING.

                                            /s/ CAROL F. RELIHAN
                                            Carol F. Relihan
                                            Senior Vice President and Secretary

April 25, 2000

                        AIM ADVISOR LARGE CAP VALUE FUND
                      PORTFOLIO OF AIM ADVISOR FUNDS, INC.
                          11 GREENWAY PLAZA, SUITE 100
                           HOUSTON, TEXAS 77046-1173
                           TOLL FREE: (800) 454-0327

                              AIM BASIC VALUE FUND
                         PORTFOLIO OF AIM GROWTH SERIES
                          11 GREENWAY PLAZA, SUITE 100
                           HOUSTON, TEXAS 77046-1173
                           TOLL FREE: (800) 454-0327

                    COMBINED PROXY STATEMENT AND PROSPECTUS
                             DATED: APRIL 25, 2000

     This document is being furnished in connection with a special meeting of shareholders of AIM Advisor Large Cap Value Fund ("Large Cap Value Fund"), an investment portfolio of AIM Advisor Funds, Inc. (the "Company"), a Maryland corporation, to be held at 11 Greenway Plaza, Suite 100, Houston, TX 77046 on May 31, 2000, at 3:00 p.m., Central time (such meetings and any adjournments thereof are referred to as the "Meeting"). At the Meeting, the shareholders of Large Cap Value Fund are being asked to consider and approve an Agreement and Plan of Reorganization (the "Agreement") by and among the Company, acting on behalf of Large Cap Value Fund, AIM Growth Series (the "Trust"), a Delaware business trust, acting on behalf of AIM Basic Value Fund ("Basic Value Fund"), and A I M Advisors, Inc. ("AIM"). The Agreement provides for the combination of Large Cap Value Fund with Basic Value Fund (each a "Fund") (the "Reorganization"). The Agreement is attached as Appendix I to this Combined Proxy Statement and Prospectus ("Proxy Statement/Prospectus"). THE BOARD OF DIRECTORS OF THE COMPANY HAS UNANIMOUSLY APPROVED THE AGREEMENT AS BEING IN THE BEST INTEREST OF LARGE CAP VALUE FUND'S SHAREHOLDERS.

     Pursuant to the Agreement, all of the assets of Large Cap Value Fund will be transferred to Basic Value Fund, Basic Value Fund will assume all of the liabilities of Large Cap Value Fund, and the Trust will issue a number of full and fractional shares of the applicable class of Basic Value Fund having an aggregate value that, on the effective date of the Reorganization, is equal to the aggregate net asset value of the shareholder's shares of common stock of the corresponding class of Large Cap Value Fund. The value of each Large Cap Value Fund shareholder's account with Basic Value Fund immediately after the Reorganization will be the same as the value of such shareholder's account with Large Cap Value Fund immediately prior to the Reorganization. The Reorganization has been structured as a tax-free transaction. No initial sales charge will be imposed in connection with the Reorganization.

     Basic Value Fund is a diversified series of the Trust, which is an open-end management investment company. Basic Value Fund's investment objective is long-term growth of capital. Basic Value Fund seeks to achieve its investment objective by investing all of its investable assets in the Value Portfolio (the "Portfolio") which, in turn, normally invests at least 65% of its total assets in equity securities of U.S. issuers that have market capitalizations of greater than $500 million and that the portfolio managers believe to be undervalued in relation to long-term earning power or other factors.

     Prior to the closing date of the Reorganization, it is anticipated that the master-feeder structure in which Basic Value Fund invests in the Portfolio will be eliminated, and Basic Value Fund will invest directly in its portfolio securities ("Restructuring"). Such Restructuring is conditioned on Basic Value Fund's shareholders approving an investment advisory agreement with AIM. Unless otherwise specified, the information in this Proxy Statement/Prospectus regarding Basic Value Fund assumes that the Restructuring is consummated.

     This Proxy Statement/Prospectus sets forth the information that a shareholder of Large Cap Value Fund should know before voting on the Agreement. It should be read and retained for future reference.

     The current Prospectus of Large Cap Value Fund, dated May 3, 1999, as revised December 15, 1999, and supplemented March 22, 2000, together with the related Statement of Additional Information, dated May 3, 1999, as revised July 1, 1999, and supplemented October 1, 1999 and January 24, 2000, together with the Annual Report to Shareholders for the fiscal year ended December 31, 1999, are on file with the Securities and Exchange Commission (the "SEC") and are incorporated by reference into this Proxy Statement/Prospectus. The current Prospectus of Basic Value Fund, dated May 3, 1999, as revised October 25, 1999, and supplemented February 11, 2000, February 25, 2000 and March 22, 2000, together with the related Statement of Additional Information, dated May 3, 1999, as supplemented September 13, 1999, October 6, 1999, February 11, 2000 and March 22, 2000, together with the Annual Report to Shareholders for the fiscal year ended December 31, 1999, are on file with the SEC and are incorporated by reference into this Proxy Statement/Prospectus. It is anticipated that, prior to the closing of the Reorganization, Basic Value Fund will have collapsed its master-feeder structure, entered into an investment advisory contract, changed its investment objective to non-fundamental, and amended its fundamental investment restrictions. A copy of the Prospectus of Basic Value Fund is attached as Appendix II to this Proxy Statement/Prospectus. Such documents are available without charge by writing to A I M Fund Services, Inc., P.O. Box 4739, Houston, Texas 77210-4739 or by calling (800) 347-4246. The SEC maintains a web site at http://www.sec.gov that contains the prospectuses and statements of additional information described above, material incorporated by reference, and other information about the Company. Additional information about Large Cap Value Fund and Basic Value Fund may also be obtained on the web at http://www.aimfunds.com.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                      (ii)

[AIM LOGO APPEARS HERE]

                               TABLE OF CONTENTS

SECTION TITLE                                                 PAGE
-------------                                                 ----
INTRODUCTION................................................    1
REASONS FOR THE REORGANIZATION..............................    2
  Background and Reasons for the Reorganization.............    2
  Board Considerations......................................    2
SYNOPSIS....................................................    4
  The Reorganization........................................    4
  Comparison of Large Cap Value Fund and Basic Value Fund...    4
RISK FACTORS................................................    8
  Equity Securities Risk....................................    8
  Foreign Securities Risk...................................    8
  Small- and Mid-Cap Companies Risk.........................    8
COMPARISON OF INVESTMENT OBJECTIVES AND POLICIES............    8
  Investment Objectives of Basic Value Fund and Large Cap
     Value Fund.............................................    8
  Investment Policies of Basic Value Fund and Large Cap
     Value Fund.............................................    9
  Portfolio Management......................................    9
  Management Discussion and Analysis of Performance.........   10
FINANCIAL HIGHLIGHTS........................................   10
ADDITIONAL INFORMATION ABOUT THE AGREEMENT..................   12
  Terms of the Reorganization...............................   12
  The Reorganization........................................   12
  Other Terms...............................................   13
  Federal Tax Considerations................................   13
  Accounting Treatment......................................   14
RIGHTS OF SHAREHOLDERS......................................   14
  Liability of Shareholders.................................   14
  Election of Trustees/Directors; Terms.....................   15
  Removal of Trustees/Directors.............................   15
  Meeting of Shareholders...................................   15
  Liability of Trustees/Directors and Officers;
     Indemnification........................................   16
  Termination...............................................   16
  Voting Rights of Shareholders.............................   16
  Dissenters' Rights........................................   16
  Amendments to Organization Documents......................   17
OWNERSHIP OF LARGE CAP VALUE FUND AND BASIC VALUE FUND
  SHARES....................................................   17
  Ownership of Officers and Trustees/Directors..............   18
CAPITALIZATION..............................................   19
LEGAL MATTERS...............................................   19
INFORMATION FILED WITH THE SECURITIES AND EXCHANGE
  COMMISSION................................................   19
ADDITIONAL INFORMATION ABOUT LARGE CAP VALUE FUND AND BASIC
  VALUE FUND................................................   20
EXPERTS.....................................................   20
APPENDIX I....................Agreement and Plan of Reorganization
APPENDIX II.....................Prospectus of AIM Basic Value Fund
APPENDIX III.....Discussion of Performance of AIM Basic Value Fund

                                      (iii)

     The AIM Family of Funds, the AIM Family of Funds and Design (i.e., the AIM logo), AIM and Design, AIM, AIM Link, AIM Institutional Funds, aimfunds.com, Invest with Discipline, La Familia AIM de Fondos, La Familia AIM de Fondos and Design, Invierta con Disciplina, AIM Funds, AIM Funds and Design and AIM Investor, are registered service marks and AIM Bank Connection and AIM Internet Connect are service marks of A I M Management Group Inc.

                                      (iv)

                                  INTRODUCTION

     This Proxy Statement/Prospectus is furnished in connection with the solicitation of proxies by the Board of Directors of the Company from the shareholders of Large Cap Value Fund for use at the Meeting.

     All properly executed and unrevoked proxies received in time for the Meeting will be voted in accordance with the instructions contained therein. If no instructions are given, shares represented by proxies will be voted FOR the proposal to approve the Agreement and in accordance with management's recommendation on other matters. The presence in person or by proxy of one-third of the outstanding shares of common stock of Large Cap Value Fund at the Meeting will constitute a quorum ("Quorum"). If a Quorum is not present at the Meeting or a Quorum is present but sufficient votes to approve the proposal described herein ("Proposal") are not received, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of a majority of the shares represented at the Meeting in person or by proxy. The persons named as proxies will vote those proxies that they are entitled to vote FOR the Proposal in favor of such an adjournment and will vote those proxies required to be voted AGAINST the Proposal against such adjournment. In addition, if you sign, date and return the proxy card, but give no voting instructions, the duly appointed proxies may, in their discretion, vote upon such other matters as may come before the Meeting.

     Approval of the Agreement requires the affirmative vote of a majority of the shares cast by shareholders of Large Cap Value Fund at the Meeting. Abstentions and broker non-votes will be counted as shares present at the Meeting for quorum purposes, but will not be considered votes cast at the Meeting. Broker non-votes arise from a proxy returned by a broker holding shares for a customer which indicates that the broker has not been authorized by the customer to vote on a proposal. Any person giving a proxy has the power to revoke it at any time prior to its exercise by executing a superseding proxy or by submitting a written notice of revocation to the Secretary of the Company. To be effective, such revocation must be received by the Secretary of the Company prior to the Meeting and must indicate your name and account number. In addition, although mere attendance at the Meeting will not revoke a proxy, a registered shareholder present at the Meeting may withdraw his proxy and vote in person. Shareholders may also transact any other business not currently contemplated that may properly come before the Meeting in the discretion of the proxies or their substitutes.

     Shareholders of record as of the close of business on April 3, 2000 (the "Record Date"), are entitled to vote at the Meeting. On the Record Date, there were 6,735,738.841 shares of Large Cap Value Fund outstanding. Each share is entitled to one vote for each full share held, and a fractional vote for a fractional share held. To the knowledge of the Trust's management, as of the Record Date, there were no beneficial owners of 5% or more of the outstanding shares of any class of Large Cap Value Fund, except as indicated below in "Ownership of Large Cap Value Fund and Basic Value Fund Shares."

     The Company has engaged the services of Shareholder Communications Corporation ("SCC") to assist it in the solicitation of proxies for the Meeting. The Company expects to solicit proxies principally by mail, but the Company or SCC may also solicit proxies by telephone, facsimile, telegraph, or personal interview. The Company officers and employees of AIM who assist in proxy solicitation will not receive any additional or special compensation for any such efforts. The cost of shareholder solicitation incurred in connection with the Reorganization is anticipated to be approximately $5,300 and will be borne by Large Cap Value Fund and Basic Value Fund. The Company will request broker/dealer firms, custodians, nominees, and fiduciaries to forward proxy material to the beneficial owners of the shares held of record by such persons. The Company may reimburse such brokers/dealer firms, custodians, nominees, and fiduciaries for their reasonable expenses incurred in connection with such proxy solicitation.

     The Company intends to mail this Proxy Statement/Prospectus and the accompanying proxy on or about April 25, 2000.

                         REASONS FOR THE REORGANIZATION

BACKGROUND AND REASONS FOR THE REORGANIZATION

     The Company was organized in 1989 as a Maryland corporation, and is registered with the SEC as an open-end, series, management investment company. The Company was known as INVESCO Advisor Funds, Inc. prior to August 4, 1997, and EBI Funds, Inc. prior to January 16, 1996. Large Cap Value Fund is a diversified series of the Company. AIM became the investment adviser to each of the Company's funds, including Large Cap Value Fund, on August 4, 1997. INVESCO, Inc. ("INVESCO"), an affiliated company of AIM, currently serves as sub-adviser to Large Cap Value Fund.

     The Trust was organized in 1985 as a Massachusetts business trust. The Trust was reorganized on May 29, 1998, as a Delaware business trust, and is registered with the SEC as an open-end, series, management investment company. Prior to May 29, 1998, the Trust was known as G.T. Global Growth Series. Basic Value Fund, formerly AIM America Value Fund and prior thereto, GT Global America Value Fund, is a diversified series of the Trust. AIM became the investment adviser to Basic Value Fund on September 8, 1998, after it acquired the parent of the prior adviser, Chancellor LGT Asset Management, Inc.

     AIM proposes the Reorganization because Basic Value Fund has greater investment flexibility and superior performance as compared to Large Cap Value Fund. Basic Value Fund's expenses are currently higher than those of Large Cap Value Fund. Basic Value Fund's expenses are expected to decline following consummation of the proposed combination, but are expected to be slightly higher than Large Cap Value Fund's expenses. AIM expects that the Reorganization would provide benefits to both Large Cap Value Fund and Basic Value Fund by increasing investment choices and possibly helping to achieve cost savings. As of February 16, 2000, Basic Value Fund had approximately $155.7 million in assets, and Large Cap Value Fund had approximately $140.8 million.

BOARD CONSIDERATIONS

     AIM, the investment adviser to Basic Value Fund and Large Cap Value Fund has proposed the Reorganization and recommended that the Board of Directors of the Company approve the Reorganization. Based upon AIM's recommendation and extensive inquiry into a number of factors with respect to the Reorganization, the Board of Directors of the Company, including a majority of directors who are not "interested persons" ("Independent Directors") as that term is defined in the Investment Company Act of 1940 ("1940 Act"), has determined that the Reorganization is in the best interests of the shareholders of Large Cap Value Fund, that the terms of the Reorganization are fair and reasonable, and that the interests of Large Cap Value Fund's shareholders will not be diluted as a result of the Reorganization.

     At a meeting of the Board of Directors held on March 8, 2000, AIM proposed that the Board of Directors approve the Reorganization of Large Cap Value Fund into Basic Value Fund. The Board received from AIM written materials that described the structure and tax consequences of the Reorganization and contained information concerning Large Cap Value Fund and Basic Value Fund, including comparative total return and fee and expense information, a comparison of the investment objectives and primary investment policies of Large Cap Value Fund and Basic Value Fund, pro forma expense ratios, and biographical information on the portfolio managers of the Portfolio.

     The Board made an extensive inquiry into a number of factors with respect to the Reorganization, including: (1) the compatibility of the Funds' investment objectives, policies, and restrictions; (2) the effect of the Reorganization on the expense ratio of Basic Value Fund and that expense ratio relative to each Fund's current expense ratio; (3) the capabilities, experience, and performance of the portfolio management team for Basic Value Fund; (4) the Funds' respective investment performances; (5) the relationship of risk versus return for the Funds; (6) the net effect to the assets of Large Cap Value Fund of redemptions exceeding new investments; (7) the costs to be incurred by each Fund as a result of the Reorganization; (8) the tax consequences of the Reorganization; (9) possible alternatives to the Reorganization, including continuing to operate Large Cap Value Fund on a stand-alone basis or liquidating Large Cap Value Fund; and (10) the potential benefits of the Reorganization to other persons, especially AIM and its affiliates.

     In considering the Reorganization, the Board considered the fact that Basic Value Fund has a broader investment mandate than Large Cap Value Fund and can invest in a wider variety of U.S. equity and foreign securities than can Large Cap Value Fund. AIM noted its belief that Basic Value Fund's ability to invest more extensively in U.S. equity and foreign securities gives it greater flexibility than Large Cap Value Fund to effectively respond to opportunities in the markets. Such flexibility could, over the long term, benefit shareholders. The Board noted that although investment in Basic Value Fund involves greater risk than in investment in Large Cap Value Fund, Basic Value Fund has exhibited superior performance than Large Cap Value Fund. The Board also noted that redemptions from Large Cap Value Fund currently exceed new investments in the Fund.

     The Board noted that although the expense ratios of Basic Value Fund are higher than Large Cap Value Fund, and the pro forma expense ratio of the combined Basic Value Fund is slightly higher than that of Large Cap Value Fund for Class A, Class B and Class C shares, as shown below, AIM has contractually agreed to waive fees and reimburse expenses to limit Basic Value Fund's total annual operating expenses (excluding interest, taxes, dividend expense on short sales and extraordinary items) of Class A, Class B and Class C to 1.32%, 1.97% and 1.97%, (Large Cap Value Fund's current expense accrual rates) respectively, until June 30, 2001. The Board was further advised that the expense ratio of Basic Value Fund also could decrease if, as a result of the Reorganization, the combined Fund experienced increased sales of its shares.

  COMPARATIVE OPERATING EXPENSES (NET OF WAIVERS) FOR THE YEAR ENDED DECEMBER 31, 1999

                             AIM ADVISOR LARGE CAP
                                  VALUE FUND               AIM BASIC VALUE FUND                PRO FORMA
                          ---------------------------   ---------------------------   ---------------------------
                          CLASS A   CLASS B   CLASS C   CLASS A   CLASS B   CLASS C   CLASS A   CLASS B   CLASS C
                          SHARES    SHARES    SHARES    SHARES    SHARES    SHARES    SHARES    SHARES    SHARES
                          -------   -------   -------   -------   -------   -------   -------   -------   -------
Total Expense Ratio.....   1.26%     1.95%     1.95%     1.69%     2.34%     2.34%     1.32%     1.97%     1.97%

     The Board also considered the capabilities, experience, and performance of the portfolio management team of Basic Value Fund and the performance of Large Cap Value Fund in relation to the performance of Basic Value Fund. AIM advised the Board that, while past performance is no guarantee of future results, the portfolio management team of Basic Value Fund produced superior investment performance than the portfolio management team of Large Cap Value Fund. As of December 31, 1999, the Morningstar ratings and Lipper Inc. rankings for Large Cap Value Fund and Basic Value Fund were as follows:

     Morningstar Rating(1)

                                                        OVERALL   3-YEAR   5-YEAR   10-YEAR
                                                        -------   ------   ------   -------
Large Cap Value Fund..................................     2        2         2         2
Basic Value Fund......................................     3        3       n/a       n/a

     Lipper Rank (Percentile)(2)

                                                        1-YEAR    3-YEAR   5-YEAR   10-YEAR
                                                        -------   ------   ------   -------
Large Cap Value Fund..................................   87%      71%       82%       76%
Basic Value Fund......................................   15%      38%       n/a       n/a

---------------

(1) Under the Morningstar rating system, the top 10% of funds in a category receive 5 stars, the next 22.5% receive 4 stars, the middle 35% receive 3 stars, the next 22.5% receive 2 stars, and the bottom 10% receive a single star.

(2) Under the Lipper ranking system, the lower the percentile rank the better the performance.

     AIM also advised the Board that it expected to receive some immediate benefits from the Reorganization. AIM expects to realize some administrative benefit from the combination of Large Cap Value Fund and Basic Value Fund as a result of economies of scale. In addition, AIM currently pays an affiliated sub-adviser a portion of the advisory fees that it receives from Large Cap Value Fund, and AIM Distributors, an affiliate of AIM, voluntarily waives fees for Large Cap Value Fund. As a result of the Reorganization, AIM (or an affiliate) would no longer waive any portion of its fees, and AIM would retain its entire advisory fee. However, AIM will receive a lower advisory and administration fee when the assets of Large Cap Value Fund become assets of Basic Value Fund. The effective rate of current advisory and administration fees for Basic Value Fund for the fiscal year ended December 31, 1999, was 0.73%. The effective rate of current advisory and administration fees for Large Cap Value Fund for the same period was 0.75%. However, AIM noted that it could benefit in the future if the combined assets of Basic Value Fund grow faster after the proposed Reorganization than the assets of Large Cap Value Fund and Basic Value Fund separately would have grown in the absence of the Reorganization.

     The Board noted that no initial sales or other charges would be imposed on any Basic Value Fund shares issued to Large Cap Value Fund shareholders in connection with the Reorganization. Finally, the Board reviewed the principal terms of the Agreement. The Board also noted that Large Cap Value Fund would be provided with an opinion of counsel that the Reorganization would be tax-free to Large Cap Value Fund and its shareholders.

     On the basis of the information provided to the Board and on their evaluation of the Reorganization, the Board determined that the proposed Reorganization will not dilute the interests of shareholders of Large Cap Value Fund or Basic Value Fund and is in the best interest of the shareholders of Large Cap Value Fund in view of Basic Value Fund's broader investment mandate and greater flexibility to invest. Therefore, the Board recommended the approval of the Agreement by the shareholders of Large Cap Value Fund at a special meeting.

                                    SYNOPSIS

THE REORGANIZATION

     The Reorganization will result in the combination of Large Cap Value Fund with Basic Value Fund. Large Cap Value Fund is a portfolio of the Company, a Maryland corporation. Basic Value Fund is a portfolio of the Trust, a Delaware business trust.

     If shareholders of Large Cap Value Fund approve the Agreement and other closing conditions are satisfied, all of the assets of Large Cap Value Fund will be transferred to Basic Value Fund, Basic Value Fund will assume all of the liabilities of Large Cap Value Fund, and the Trust will issue Class A shares of Basic Value Fund to Large Cap Value Fund's Class A shareholders, Class B shares of Basic Value Fund to Large Cap Value Fund's Class B shareholders, and Class C shares of Basic Value Fund to Large Cap Value Fund's Class C shareholders. The shares of Basic Value Fund issued in the Reorganization will have an aggregate net asset value equal to the value of Large Cap Value Fund's net assets transferred to Basic Value Fund. Shareholders will not pay any initial sales charge for shares of Basic Value Fund received in connection with the Reorganization. The value of each shareholder's account with Basic Value Fund immediately after the Reorganization will be the same as the value of such shareholder's account with Large Cap Value Fund immediately prior to the Reorganization. A copy of the Agreement is attached as Appendix I to this Proxy Statement/Prospectus. See "Additional Information About the Agreement" herein.

     The Company will receive an opinion of Kirkpatrick & Lockhart LLP, the Trust's counsel, to the effect that the Reorganization will constitute a tax-free reorganization within the meaning of section 368(a)(1) of the Internal Revenue Code of 1986, as amended ("Code"). Accordingly, no gain or loss will be recognized to either Fund or their shareholders as a result of the Reorganization. See "Additional Information About the Agreement -- Federal Tax Considerations" herein.

COMPARISON OF LARGE CAP VALUE FUND AND BASIC VALUE FUND

  INVESTMENT OBJECTIVES AND POLICIES

     The investment objective and policies of Large Cap Value Fund are similar to the investment objective and policies of Basic Value Fund with which it will combine.

     Basic Value Fund seeks to provide long-term growth of capital by investing at least 65% of its total assets in equity securities of U.S. issuers that have market capitalizations of greater than $500 million and that the portfolio managers believe to be undervalued in relation to long-term earning power or other factors. Large Cap Value Fund seeks to achieve a high total return on investment through growth of capital and current income, without regard to federal income tax considerations, by investing primarily in equity securities of issuers with market capitalizations among the largest 800 publicly traded U.S. corporations.

  INVESTMENT ADVISORY SERVICES

     AIM serves as investment adviser, and INVESCO serves as sub-adviser, to Large Cap Value Fund. AIM also serves as investment adviser to the Portfolio, and it is anticipated that AIM will serve as Basic Value Fund's investment adviser. INVESCO does not act as sub-adviser for Basic Value Fund; the Reorganization will end INVESCO's role in the management of Large Cap Value Fund's assets.

  PERFORMANCE

     Set forth below are average annual total returns for the periods indicated for Basic Value Fund and Large Cap Value Fund. The average annual total return figures take into account sales charges applicable to purchases of Class A shares or redemptions of Class B or Class C shares of the Funds. Past performance cannot guarantee future results.

                                                LARGE CAP VALUE FUND            BASIC VALUE FUND
                                             ---------------------------   ---------------------------
                                             CLASS A   CLASS B   CLASS C   CLASS A   CLASS B   CLASS C
                                             SHARES    SHARES    SHARES    SHARES    SHARES    SHARES
                                             -------   -------   -------   -------   -------   -------
1 Year Ended Dec. 31, 1999.................   (5.52)%   (5.08)%   (1.58)%   24.75%    26.13%     n/a
3 Years Ended Dec. 31, 1999................   12.37%      n/a     13.65%    19.33%    20.12%     n/a
5 Years Ended Dec. 31, 1999................     n/a       n/a     17.51%      n/a       n/a      n/a
10 Years Ended Dec. 31, 1999...............     n/a       n/a     12.97%      n/a       n/a      n/a

  EXPENSES

     Set forth below is a comparison of annual operating expenses as a percentage of net assets ("Expense Ratio") for the Class A, Class B, and Class C shares of Large Cap Value Fund and Basic Value Fund for the year ended December 31, 1999. The pro forma estimated Expense Ratios of Basic Value Fund giving effect to the Reorganization is also provided.

                                                                                           BASIC VALUE FUND
                             LARGE CAP VALUE FUND            BASIC VALUE FUND             PRO FORMA ESTIMATED
                          ---------------------------   ---------------------------   ---------------------------
                          CLASS A   CLASS B   CLASS C   CLASS A   CLASS B   CLASS C   CLASS A   CLASS B   CLASS C
                          SHARES    SHARES    SHARES    SHARES    SHARES    SHARES    SHARES    SHARES    SHARES
                          -------   -------   -------   -------   -------   -------   -------   -------   -------
SHAREHOLDER TRANSACTION
  EXPENSES
Maximum sales load on
  purchase of shares (as
  a % of offering
  price)(1).............    5.50%    None      None       5.50%    None      None       5.50%    None      None
Deferred Sales Charge
  (as a % of original
  purchase price or
  redemption proceeds,
  as applicable)(1).....    None     5.00%     1.00%      None     5.00%     1.00%      None     5.00%     1.00%
ANNUAL OPERATING
  EXPENSES (AS A % OF
  NET ASSETS)
Management Fees.........    0.75%    0.75%     0.75%      0.72%    0.72%     0.72%      0.73%    0.73%     0.73%
Rule 12b-1
  Distribution..........    0.35%    1.00%     1.00%      0.35%    1.00%     1.00%      0.35%    1.00%     1.00%

                                                                                           BASIC VALUE FUND
                             LARGE CAP VALUE FUND            BASIC VALUE FUND             PRO FORMA ESTIMATED
                          ---------------------------   ---------------------------   ---------------------------
                          CLASS A   CLASS B   CLASS C   CLASS A   CLASS B   CLASS C   CLASS A   CLASS B   CLASS C
                          SHARES    SHARES    SHARES    SHARES    SHARES    SHARES    SHARES    SHARES    SHARES
                          -------   -------   -------   -------   -------   -------   -------   -------   -------
Plan Payments(2)........
All Other Expenses(3)...    0.26%    0.20%     0.20%      0.64%    0.64%     0.64%      0.31%    0.31%     0.31%
                           -----     ----      ----      -----     ----      ----     ------     ----      ----
Total Annual Fund
  Operating Expenses....    1.36%    1.95%     1.95%      1.71%    2.36%     2.36%      1.39%    2.04%     2.04%
Fee Waiver(4)...........   (0.10)%     --%       --%     (0.02)%  (0.02)%   (0.02)%    (0.07)%  (0.07)%   (0.07)%
                           -----     ----      ----      -----     ----      ----     ------     ----      ----
Net Expenses............    1.26%    1.95%     1.95%      1.69%    2.34%     2.34%      1.32%    1.97%     1.97%

---------------

(1) Sales charge waivers are available for Class A and reduced sales charge purchase plans are available for Class A shares. The maximum 5% contingent deferred sales charges ("CDSC") on Class B shares applies to redemptions during the first year after purchase; the charge generally declines by 1% annually thereafter, reaching zero after six years. The maximum CDSCs on Class C shares apply to redemptions only during the first year after purchase.

(2) 12b-1 distribution fees include asset-based sales charges.

(3) "Other expenses" include custody, transfer agent, legal and audit fees and other operating expenses.

(4) AIM Distributors has contractually agreed to limit Large Cap Value Fund's Class A shares' Rule 12b-1 distribution plan payments to 0.25%. AIM has agreed to reimburse incremental master-feeder expenses incurred by Basic Value Fund. Further, AIM has contractually agreed to waive fees and reimburse expenses to limit Basic Value Fund's Proforma total annual operating expenses (excluding interest, taxes, dividend expense on short sales and extraordinary items) of Class A, Class B and Class C to 1.32%, 1.97% and 1.97%, respectively, until June 30, 2001.

  HYPOTHETICAL EXAMPLE OF EFFECT OF EXPENSES

     An investor would have directly or indirectly paid the following expenses on a $10,000 investment under the existing and estimated fees and expenses stated above, assuming a 5% annual return. To the extent fees are waived, the expenses will be lower.

                                                              ONE    THREE     FIVE      TEN
                                                              YEAR   YEARS    YEARS    YEARS(3)
                                                              ----   ------   ------   --------
LARGE CAP VALUE FUND
  Class A shares(1).........................................  $681   $  957   $1,254    $2,095
  Class B shares:
     Assuming complete redemption at end of period(2).......  $698   $  912   $1,252    $2,122
     Assuming no redemption.................................  $198   $  612   $1,052    $2,122
  Class C shares
     Assuming complete redemption at end of period(2).......  $298   $  612   $1,052    $2,275
     Assuming no redemption.................................  $198   $  612   $1,052    $2,275
BASIC VALUE FUND
  Class A shares(1).........................................  $714   $1,059   $1,427    $2,458
  Class B shares:
     Assuming complete redemption at end of period(2).......  $739   $1,036   $1,460    $2,535
     Assuming no redemption.................................  $239   $  736   $1,260    $2,535
  Class C shares
     Assuming complete redemption at end of period(2).......  $339   $  736   $1,260    $2,696
     Assuming no redemption.................................  $239   $  736   $1,260    $2,696
COMBINED FUND
  Class A shares(1).........................................  $684   $  966   $1,269    $2,127
  Class B shares:
     Assuming complete redemption at end of period(2).......  $707   $  940   $1,298    $2,202

                                                              ONE    THREE     FIVE      TEN
                                                              YEAR   YEARS    YEARS    YEARS(3)
                                                              ----   ------   ------   --------
     Assuming no redemption.................................  $207   $  640   $1,098    $2,202
  Class C shares
     Assuming complete redemption at end of period(2).......  $307   $  640   $1,098    $2,369
     Assuming no redemption.................................  $207   $  640   $1,098    $2,369

---------------

(1) Assumes payment of maximum sales charge by the investor.

(2) Assumes payment of the applicable CDSC.

(3) For Class B shares, this number reflects the conversion to Class A shares eight years following the end of the calendar month in which the purchase was made.

  SALES CHARGES

     No sales charges are applicable to shares of Basic Value Fund received in connection with the Reorganization.

     The Class A shares of both Basic Value Fund and Large Cap Value Fund are sold subject to a maximum initial sales charge of 5.50%. Class B shares of both Funds are sold subject to a maximum contingent deferred sales charge ("CDSC") of 5.00% of the lesser of the net asset value ("NAV") at time of purchase or sale, which declines to zero after six years. The Class C shares of both Funds are sold without initial sales charges but are subject to a maximum CDSC of 1.00% of the lesser of the NAV at time of purchase or sale, only during the first year. For purposes of calculating the CDSC, the holding period for the Class B and Class C shares distributed to Class B and Class C shareholders of Large Cap Value Fund, respectively, will be treated as having the same period that the shares of Large Cap Value Fund previously held. New purchases of Class A, Class B, and Class C shares of Basic Value Fund by any shareholders will be subject to their terms, including, for example, for Class A shares, the 5.50% initial sales charge. As is currently the case for both Funds, no CDSC will be applied to redemptions of Class B shares that represent reinvested dividends or other distributions, nor will Class A shares so acquired be subject to any initial sales charge.

  DISTRIBUTION; PURCHASE, EXCHANGE AND REDEMPTION

     Shares of Basic Value Fund and Large Cap Value Fund are distributed by
A I M Distributors, Inc. ("AIM Distributors"). The Class A shares of Basic Value Fund and Large Cap Value Fund pay a fee in the amount of 0.35% of average daily net assets to AIM Distributors for distribution services. AIM Distributors has contractually agreed to waive 0.10% of the fee relating to Class A shares of Large Cap Value Fund. The Class B and Class C shares of Basic Value Fund and Large Cap Value Fund pay AIM Distributors fees at an annual rate of 1.00% of the average daily net assets attributable to the Class B and Class C shares, respectively, for distribution services. For more information, see the discussion under the heading "Shareholder Information -- Distribution and Service (12b-1) Fees" in the Basic Value Fund Prospectus attached as Appendix II to this Proxy Statement/Prospectus.

     Purchase and redemption procedures are the same for Basic Value Fund and Large Cap Value Fund. Shares of Basic Value Fund and Large Cap Value Fund may be exchanged for shares of other funds within The AIM Family of Funds--Registered Trademark-- of the same class, as provided in each Fund's prospectus. No initial sales charge will be imposed on the shares being acquired, and no CDSC will be imposed on the shares being disposed of, through an exchange. However, a CDSC may apply to redemptions of an AIM Fund's Class B or Class C shares acquired through an exchange. Exchanges will be subject to minimum investment and other requirements of the Fund into which exchanges are made.

                                  RISK FACTORS

     Basic Value Fund and Large Cap Value Fund are subject to substantially similar investment risks as a result of their investment in equity securities of U.S. issuers and foreign securities. Basic Value Fund is subject to additional risk as a result of its investment in a greater percentage of equity securities of small- and mid-cap U.S. issuers. The principal risks to Basic Value Fund from investing in equity securities, foreign securities, and small- and mid-cap companies are discussed herein.

EQUITY SECURITIES RISK

     The prices of equity securities change in response to many factors, including the historical and prospective earnings of the issuer, the value of its assets, general economic conditions, interest rates, investor perceptions, and market liquidity.

     Equity securities, particularly common stock, generally represent the most junior position in an issuer's capital structure and entitle holders to an interest in the assets of an issuer, if any, remaining after all more senior claims have been satisfied.

FOREIGN SECURITIES RISK

     Foreign securities have additional risks, including exchange rate changes, political and economic upheaval, the relative lack of information about these companies, relatively low market liquidity, and the potential lack of strict financial and accounting controls and standards.

SMALL-AND MID-CAP COMPANIES RISK

     Small-cap companies and, to a lesser degree, mid-cap companies may be more vulnerable than larger companies to adverse business, economic, or market developments. Smaller companies may have more limited product lines, markets, or financial resources than companies with larger capitalizations, and may be more dependent on a relatively small management group. In addition, smaller companies may not be well known to the investing public, may not have institutional ownership, and may have only cyclical, static, or moderate growth prospects.

     Most small-cap company stocks pay low or no dividends. Securities of small-cap companies are generally less liquid and their prices more volatile than those of securities of larger companies. The securities of some small-cap companies may not be widely traded, and Basic Value Fund's position in securities of such companies may be substantial in relation to the market for such securities. Accordingly, it may be difficult for Basic Value Fund to dispose of securities of these small-cap companies at prevailing market prices in order to meet redemptions.

                COMPARISON OF INVESTMENT OBJECTIVES AND POLICIES

INVESTMENT OBJECTIVES OF BASIC VALUE FUND AND LARGE CAP VALUE FUND

     Basic Value Fund seeks long-term growth of capital.

     Large Cap Value Fund seeks high total return on investment through growth of capital and current income, without regard to federal income tax considerations.

INVESTMENT POLICIES OF BASIC VALUE FUND AND LARGE CAP VALUE FUND

     Under normal market conditions, Basic Value Fund invests at least 65% of its total assets in equity securities, including common stocks, preferred stocks, convertible debt securities, and warrants to acquire such securities, of U.S. issuers that have market capitalizations of greater than $500 million and that the portfolio managers believe to be undervalued in relation to long-term earning power or other factors. Basic Value Fund may also invest up to 35% of its total assets in equity securities of U.S. issuers that have market capitalizations of less than $500 million and in investment-grade non-convertible debt securities, U.S. government securities, and high-quality money market instruments, all of which are issued by U.S. issuers. It may also invest up to 25% of its total assets in foreign securities.

     In managing Basic Value Fund, the portfolio managers seek to identify those companies whose prospects and growth potential are undervalued by investors and that provide the potential for attractive returns. The portfolio managers allocate investments among fixed-income securities based on their views as to the best values then available in the marketplace. The portfolio managers consider whether to sell a particular security when any of those factors materially change.

     In anticipation of or in response to adverse market conditions, for cash management purposes, or for defensive purposes, Basic Value Fund may temporarily hold all or a portion of its assets in cash, money market instruments, shares of affiliated money market funds, or high-quality debt securities. As a result, Basic Value Fund may not achieve its investment objective.

     Under normal market conditions, Large Cap Value Fund invests at least 65% of its investments in equity securities including common stocks and, to a lesser extent, convertible securities, of selected companies with market capitalizations among the largest 800 publicly traded U.S. corporations. The portfolio managers may also invest up to 10% of its total assets in non-Canadian foreign securities and unsponsored American Depositary Receipts (ADRs). The portfolio managers may also invest up to 25% of Large Cap Value Fund's total assets in Canadian securities and sponsored ADRs.

     In order to identify the securities having the best relative values, the portfolio managers start with a list of securities of the 800 largest publicly traded U.S. corporations, which they reduce to a proprietary database system and fundamental analysis. The portfolio managers consider whether to sell a particular security when it no longer qualifies for the list of eligible securities.

     In anticipation of or in response to adverse market conditions, for cash management purposes, or for defensive purposes, Large Cap Value Fund may temporarily hold all or a portion of its assets in cash, money market instruments, shares of affiliated money market funds, bonds, or other debt securities. As a result, Large Cap Value Fund may not achieve its investment objective.

PORTFOLIO MANAGEMENT

     Michael C. Harhai and R. Terrence Irrgang are primarily responsible for the day-to-day management of the Large Cap Value Fund. Mr. Harhai has been portfolio manager for Large Cap Value Fund and has been associated with INVESCO and/or its affiliates, an indirect wholly owned subsidiary of AMVESCAP PLC, since 1993. Mr. Irrgang has been portfolio manager for Large Cap Value Fund and has been associated with INVESCO and/or its affiliates since 1992.

     Bret W. Stanley, Evan G. Harrel and Matthew W. Seinsheimer are primarily responsible for the day-to-day management of the Basic Value Fund. Mr. Stanley has been portfolio manager for Basic Value Fund since 1998 and has been associated with AIM and/or its affiliates since 1998. From 1994 to 1998, he was Vice President and portfolio manager with Van Kampen American Capital Asset Management, Inc. Mr. Harrel has been portfolio manager for Basic Value Fund since 1998 and has been associated with AIM and/or its affiliates since 1998. From 1994 to 1998, he was Vice President and portfolio manager with Van Kampen American Capital Asset Management, Inc. Mr. Seinsheimer has been portfolio manager for Basic Value Fund since 2000 and has been associated with AIM and/or its affiliates since 1998. From 1995 to 1998, he was portfolio manager for American Indemnity Company.

MANAGEMENT DISCUSSION AND ANALYSIS OF PERFORMANCE

     A discussion of the performance of Basic Value Fund for the twelve month period ended December 31, 1999, is set forth in Appendix III to this Proxy Statement/Prospectus.

                              FINANCIAL HIGHLIGHTS

     The financial highlights table is intended to help you understand Basic Value Fund's financial performance. Certain information reflects financial results for a single Basic Value Fund share.

     The total returns in the table represent the rate that an investor would have earned (or lost) on an investment in Basic Value Fund (assuming reinvestment of all dividends and distributions).

     This information has been audited by PricewaterhouseCoopers LLP, whose report, along with Basic Value Fund's financial statements, is included in Basic Value Fund's annual report, which is available upon request.

     Total return information in this table may be affected by special market factors, including Basic Value Fund's investments in initial public offerings, which may have a magnified impact on Basic Value Fund due to its small asset base. There is no guarantee that, as Basic Value Fund's assets grow, it will continue to experience substantially similar performance.

                                                                     CLASS A
                                               ---------------------------------------------------
                                                                                       OCTOBER 18
                                                     YEAR ENDED DECEMBER 31,               TO
                                               ------------------------------------   DECEMBER 31,
                                               1999(a)    1998    1997(a)   1996(a)     1995(a)
                                               -------   ------   -------   -------   ------------
Net asset value, beginning of period.........  $ 18.13   $17.25   $14.65    $12.76      $ 11.43
                                               -------   ------   ------    ------      -------
Income from investment operations:
  Net investment income (loss)...............     0.05     0.04     0.09     (0.01)        0.03
  Net gains on securities (both realized and
     unrealized).............................     5.75     1.16     3.87      1.94         1.30
                                               -------   ------   ------    ------      -------
          Total from investment operations...     5.80     1.20     3.96      1.93         1.33
                                               -------   ------   ------    ------      -------
Less distributions:
  Dividends from net investment income.......       --       --    (0.03)       --           --
  Distributions from net realized gains......    (0.09)   (0.32)   (1.33)    (0.04)          --
                                               -------   ------   ------    ------      -------
          Total distributions................    (0.09)   (0.32)   (1.36)    (0.04)          --
                                               -------   ------   ------    ------      -------
Net asset value, end of period...............  $ 23.84   $18.13   $17.25    $14.65      $ 12.76
                                               -------   ------   ------    ------      -------
          Total return (b)...................    32.04%    7.02%   27.23%    15.12%       11.64%
                                               -------   ------   ------    ------      -------
Ratios/supplemental data:
Net assets, end of period (000's omitted)....  $70,791   $9,074   $7,688    $2,529      $   870
                                               -------   ------   ------    ------      -------
Ratio of expenses to average net assets:
  With fee waivers and/or reimbursements.....     1.69%(c)   1.74%   1.99%    2.00%        2.00%(d)
  Without fee waivers and/or
     reimbursements..........................     1.71%(c)   2.11%   2.97%    5.51%       50.54%(d)
Ratio of net investment income (loss) to
  average net assets:
  With fee waivers and/or reimbursements.....     0.23%(c)   0.25%   0.56%   (0.10)%       1.10%(d)
  Without fee waivers and/or
     reimbursements..........................     0.21%(c)  (0.08)%  (0.42)%  (3.61)%    (47.44)%(d)
Ratio of interest expense to average net
  assets.....................................       --       --     0.03%       --           --
Portfolio turnover rate......................       63%     148%      93%      256%          --

---------------

(a)  Calculated using average shares outstanding.

(b) Does not deduct sales charges and is not annualized for periods less than one year.

(c)  Ratios are based on average net assets of $31,870,865.

(d)  Annualized.

                                                                CLASS B
                                       ----------------------------------------------------------
                                                                                      OCTOBER 18
                                                 YEAR ENDED DECEMBER 31,                  TO
                                       -------------------------------------------   DECEMBER 31,
                                        1999(a)         1998     1997(a)   1996(a)     1995(a)
                                       ----------      -------   -------   -------   ------------
Net asset value, beginning of
  period.............................  $    17.79      $ 17.04   $ 14.54   $12.75    $     11.43
                                       ----------      -------   -------   ------    -----------
Income from investment operations:
  Net investment income (loss).......       (0.09)       (0.08)    (0.01)   (0.10)          0.01
  Net gains on securities (both
     realized and unrealized)........        5.62         1.15      3.83     1.93           1.31
                                       ----------      -------   -------   ------    -----------
          Total from investment
            operations...............        5.53         1.07      3.82     1.83           1.32
                                       ----------      -------   -------   ------    -----------
Less distributions:
  Dividends from net investment
     income..........................          --           --        --       --             --
  Distributions from net realized
     gains...........................       (0.09)       (0.32)    (1.32)   (0.04)            --
                                       ----------      -------   -------   ------    -----------
          Total distributions........       (0.09)       (0.32)    (1.32)   (0.04)            --
                                       ----------      -------   -------   ------    -----------
Net asset value, end of period.......  $    23.23      $ 17.79   $ 17.04   $14.54    $     12.75
                                       ----------      -------   -------   ------    -----------
          Total return (b)...........       31.13%        6.34%    26.44%   14.35%         11.55%
                                       ----------      -------   -------   ------    -----------
Ratios/supplemental data:
Net assets, end of period (000's
  omitted)...........................  $   55,785      $17,406   $16,717   $5,503    $     1,254
                                       ----------      -------   -------   ------    -----------
Ratio of expenses to average net
  assets:
  With fee waivers and/or
     reimbursements..................        2.34%(c)     2.39%     2.64%    2.65%          2.65%(d)
  Without fee waivers and/or
     reimbursements..................        2.36%(c)     2.76%     3.62%    6.16%         51.19%(d)
Ratio of net investment income (loss)
  to average net assets:
  With fee waivers and/or
     reimbursements..................       (0.42)%(c)   (0.40)%   (0.09)%  (0.75)%         0.45%(d)
  Without fee waivers and/or
     reimbursements..................       (0.44)%(c)   (0.72)%   (1.07)%  (4.26)%       (48.09)%(d)
Ratio of interest expense to average
  net assets.........................          --           --      0.03%      --             --
Portfolio turnover rate..............          63%         148%       93%     256%            --

---------------

(a)  Calculated using average shares outstanding.

(b) Does not deduct contingent deferred sales charges and is not annualized for periods less than one year.

(c)  Ratios are based on average net assets of $31,150,693.

(d)  Annualized.

                                                                 CLASS C
                                                               ------------
                                                                 MAY 3 TO
                                                               DECEMBER 31,
                                                                 1999(a)
                                                               ------------
Net asset value, beginning of period........................     $ 21.07
                                                                 -------
Income from investment operations:
  Net investment income (loss)..............................      (0.06)
  Net gains on securities (both realized and unrealized)....        2.31
                                                                 -------
          Total from investment operations..................        2.25
                                                                 -------
Less distributions:
  Dividends from net investment income......................          --
  Distributions from net realized gains on investments......      (0.09)
                                                                 -------
          Total distributions...............................      (0.09)

                                                                 CLASS C
                                                               ------------
                                                                 MAY 3 TO
                                                               DECEMBER 31,
                                                                 1999(a)
                                                               ------------
Net asset value, end of period..............................     $ 23.23
                                                                 -------
          Total return(b)...................................       10.72%
                                                                 -------
Ratios/supplemental data:
Net assets, end of period (000's omitted)...................     $ 7,669
                                                                 -------
Ratio of expenses to average net assets:
  With fee waivers and/or reimbursements....................        2.34%(c)
  Without fee waivers and/or reimbursements.................        2.36%(c)
Ratio of net investment income (loss) to average net assets:
  With fee waivers and/or reimbursements....................       (0.42)%(c)
  Without fee waivers and/or reimbursements.................       (0.44)%(c)
Ratio of interest expense to average net assets.............          --
Portfolio turnover rate.....................................          63%

---------------

(a) Calculated using average shares outstanding.

(b) Does not deduct contingent deferred sales charges and is not annualized for periods less than one year.

(c) Ratios are annualized and based on average net assets of $2,389,446.

                   ADDITIONAL INFORMATION ABOUT THE AGREEMENT

TERMS OF THE REORGANIZATION

     The terms and conditions under which the Reorganization may be consummated are set forth in the Agreement. Significant provisions of the Agreement are summarized below; however, this summary is qualified in its entirety by reference to the Agreement, a copy of which is attached as Appendix I to this Proxy Statement/Prospectus.

THE REORGANIZATION

     Basic Value Fund will acquire all of the assets of Large Cap Value Fund in exchange for shares of Basic Value Fund and the assumption by Basic Value Fund of the liabilities of Large Cap Value Fund. Consummation of the Reorganization (the "Closing") is expected to occur on June 19, 2000, at 8:00 a.m. Eastern Time (the "Effective Time") on the basis of values calculated as of the close of the customary trading session of the NYSE on June 16, 2000.

     At the Effective Time, all of the assets of Large Cap Value Fund shall be delivered to the Custodian for the account of Basic Value Fund in exchange for the assumption by Basic Value Fund of all of the liabilities of any kind of Large Cap Value Fund and delivery by AIM Growth Series directly to (i) the Large Cap Value Fund Class A shareholders of a number of Basic Value Fund Class A shares (including, if applicable, fractional shares rounded to the nearest thousandth) and to (ii) the Large Cap Value Fund Class B shareholders of a number of Basic Value Fund Class B shares (including, if applicable, fractional shares rounded to the nearest thousandth) and to (iii) the Large Cap Value Fund Class C shareholders of a number of Basic Value Fund Class C shares (including, if applicable, fractional shares rounded to the nearest thousandth), having an aggregate net asset value equal to the net value of the assets of Large Cap Value Fund so transferred, assigned, and delivered.

OTHER TERMS

     The Agreement may be amended by mutual agreement of the Company and the Trust notwithstanding shareholder approval thereof by Large Cap Value Fund's shareholders, provided that following such approval no amendment shall be made that has a material adverse effect on the interests of Large Cap Value Fund's shareholders.

     Both the Company and the Trust have made representations and warranties in the Agreement that are customary in matters such as the Reorganization. The obligations of the Company and the Trust pursuant to the Agreement with respect to Large Cap Value Fund or Basic Value Fund are subject to various conditions, including the following: (a) the assets of Large Cap Value Fund to be acquired by Basic Value Fund with which it will be combined shall constitute at least 90% of the fair market value of the net assets and at least 70% of the fair market value of the gross assets held by Large Cap Value Fund immediately prior to the Reorganization; (b) the Trust's Registration Statement on Form N-14 under the Securities Act of 1933 (the "1933 Act") shall have been filed with the SEC and such Registration Statement shall have become effective, and no stop-order suspending the effectiveness of the Registration Statement shall have been issued, and no proceeding for that purpose shall have been initiated or threatened by the SEC (and not withdrawn or terminated); (c) the shareholders of Large Cap Value Fund shall have approved the Agreement; and (d) the Company and the Trust shall have received an opinion from Kirkpatrick & Lockhart LLP that the Reorganization will not result in the recognition of gain or loss for Federal income tax purposes for Large Cap Value Fund, Basic Value Fund, or their shareholders.

     Large Cap Value Fund and Basic Value Fund have each agreed to bear their own expenses in connection with the Reorganization.

     The Board of Directors of the Company may waive without shareholder approval any default by the Trust or any failure by the Trust to satisfy any of the conditions to the Company's obligations as long as such a waiver will not have a material adverse effect on the benefits intended under the Agreement for the shareholders of Large Cap Value Fund. The Agreement may be terminated and the Reorganization may be abandoned by either the Company or the Trust at any time by mutual agreement of the Company and the Trust, or by either party in the event that Large Cap Value Fund shareholders do not approve the Agreement or if the Closing does not occur on or before December 31, 2000.

FEDERAL TAX CONSIDERATIONS

     The exchange of Large Cap Value Fund's Assets for Basic Value Fund shares and Basic Value Fund's assumption of the liabilities of Large Cap Value Fund is intended to qualify for federal income tax purposes as a tax-free reorganization under section 368 of the Internal Revenue Code of 1986, as amended ("Code"). The Trust will receive an opinion of Kirkpatrick & Lockhart LLP, its counsel, substantially to the effect that:

     (i) The acquisition of the assets of the Large Cap Value Fund by the Basic Value Fund in exchange solely for the Basic Value Fund Shares and the Basic Value Fund's assumption of the Large Cap Value Fund's liabilities, followed by the distribution of those Shares pro rata to the Large Cap Value Fund Shareholders constructively in exchange for their Large Cap Value Fund Shares, as provided in the Agreement, will qualify as a "reorganization" within the meaning of section 368(a) of the Code, and each of the Large Cap Value Fund and the Basic Value Fund will be a "party to a reorganization" within the meaning of 368(b) of the Code.

     (ii) The Large Cap Value Fund will recognize no gain or loss on the transfer of its assets to the Basic Value Fund in exchange solely for Basic Value Fund Shares and the Basic Value Fund's assumption of the Large Cap Value Fund's liabilities or on the distribution of those Shares to the Large Cap Value Fund Shareholders.

     (iii) The Basic Value Fund will recognize no gain or loss on its receipt of the assets of the Large Cap Value Fund in exchange solely for Basic Value Fund Shares and its assumption of the Large Cap Value Fund's liabilities.

     (iv) The Basic Value Fund's basis for the assets of the Large Cap Value Fund transferred to it will be the same as the Large Cap Value Fund's basis therefor immediately before the Reorganization, and the Basic Value Fund's holding period for those assets will include the Large Cap Value Fund's holding period therefor.

     (v) A Large Cap Value Fund Shareholder will recognize no gain or loss on the receipt of Basic Value Fund Shares in constructive exchange for all its Large Cap Value Fund Shares pursuant to the Reorganization.

     (vi) A Large Cap Value Fund Shareholder's aggregate basis for the Basic Value Fund Shares received thereby in the Reorganization will be the same as the aggregate basis for its Large Cap Value Fund Shares to be constructively surrendered in exchange therefor, and its holding period for those Basic Value Fund Shares will include its holding period for those Large Cap Value Fund Shares, provided the Large Cap Value Fund Shareholder held the Large Cap Value Fund Shares as capital assets at the Effective Time.

     The opinion may state that no opinion is expressed as to the effect of the Reorganization on the Funds or any shareholder with respect to any asset as to which any unrealized gain or loss is required to be recognized for federal income tax purposes at the end of a taxable year (or on the termination or transfer thereof) under a mark-to-market system of accounting.

     Utilization by Basic Value Fund after the Reorganization of pre-Reorganization capital losses realized by Large Cap Value Fund could be subject to limitation in future years under the Code.

     Shareholders of Large Cap Value Fund should consult their tax advisers regarding the effect, if any, of the Reorganization in light of their individual circumstances. Because the foregoing discussion only relates to the federal income tax consequences of the Reorganization, those shareholders also should consult their tax advisers as to state and local tax consequences, if any, of the Reorganization.

ACCOUNTING TREATMENT

     The Reorganization will be accounted for on a tax-free combined basis. Accordingly, the book cost basis to Basic Value Fund of the assets of Large Cap Value Fund will be the same as the book cost basis of such assets to Large Cap Value Fund.

                             RIGHTS OF SHAREHOLDERS

     The Trust is a Delaware business trust and the Company is a Maryland corporation. There are many similarities between the two forms of organization. For example, the responsibilities, powers, and fiduciary duties of the directors of the Company are substantially the same as those of the trustees of the Trust.

     There are, however, certain differences between the two forms of organization. The operations of the Trust, as a Delaware business trust, are governed by its Agreement and Declaration of Trust, as amended (the "Declaration of Trust") and Delaware law. The operations of the Company, a Maryland corporation, are governed by its Articles of Incorporation, and amendments and supplements thereto, and applicable Maryland law.

LIABILITY OF SHAREHOLDERS

     Shareholders of a Maryland corporation generally do not have personal liability for the corporation's obligations, except that a shareholder may be liable to the extent that he receives any distributions which exceeds the amount which he could properly receive under Maryland law or where such liability is necessary to prevent fraud.

     The Delaware Business Trust Act provides that shareholders of a Delaware business trust shall be entitled to the same limitations of liability extended to shareholders of private for-profit corporations. There is, however, a remote possibility that, under certain circumstances, shareholders of a Delaware business trust might be held personally liable for the trust's obligations to the extent the courts of another state that does not recognize such limited liability were to apply the laws of such state to a controversy involving such obligations. The Trust's Declaration of Trust provides that shareholders of Basic Value Fund shall not be subject to any personal liability for acts or obligations of Basic Value Fund and that every written agreement, obligation, or other undertaking made or issued by Basic Value Fund shall contain a provision to the effect that shareholders are not personally liable thereunder. In addition, the Declaration of Trust provides for indemnification out of Basic Value Fund's property for any shareholder held personally liable solely by reason of his or her being or having been a shareholder. Therefore, the risk of any shareholder incurring financial loss beyond his investment due to shareholder liability is limited to circumstances in which Basic Value Fund itself is unable to meet its obligations and the express disclaimer of shareholder liabilities is determined not to be effective. Given the nature of the assets and operations of Basic Value Fund, the possibility of Basic Value Fund being unable to meet its obligations is considered remote, and even if a claim were brought against Basic Value Fund and a court determined that shareholders were personally liable, it would likely not impose a material obligation on a shareholder.

ELECTION OF TRUSTEES/DIRECTORS; TERMS

     The shareholders of the Company have elected the directors of the Company. Each director serves until a successor is elected, subject to earlier death, incapacitation, resignation, retirement or removal (see below). Shareholders may elect successors to such directors only at annual or special meetings of shareholders.

     The shareholders of the Trust have elected the trustees of the Trust. Such trustees serve for the life of AIM Growth Series, subject to the earlier death, incapacitation, resignation, retirement or removal (see below). Shareholders may elect successors to such trustees only at annual or special meetings of shareholders.

REMOVAL OF TRUSTEES/DIRECTORS

     A director of the Company may be removed by the affirmative vote of the holders of a majority of the outstanding shares of the Company.

     A trustee of the Trust may be removed at any time by vote of at least two-thirds of the trustees or by vote of two-thirds of the outstanding shares of the Trust. The Declaration of Trust provides that vacancies may be filled by appointment by the remaining trustees.

MEETING OF SHAREHOLDERS

     The Company is not required to hold annual meetings of shareholders and does not intend to do so unless required by the 1940 Act. The Company's Bylaws provide that a special meeting of shareholders may be called by the Chairman of the Board of Directors, the President, a majority of the Board of Directors. In addition, the Company's Bylaws provide that a special meeting of shareholders may be called by the Secretary upon receipt of a request in writing, signed by holders of shares entitled to cast at least 10% of the votes entitled to be cast at the special meeting. Requests for special meetings must, among other things, state the purpose of such meeting and the matters to be voted upon. No special meeting need be called to consider any matter previously voted upon at a special meeting called by the shareholders during the preceding twelve months, unless requested by a majority of all shares entitled to vote at such meeting.

     The Trust is not required to hold annual meetings of shareholders unless required by the 1940 Act and does not intend to do so. The Bylaws of the Trust provide that a majority of the trustees may call special meetings of shareholders and the trustees shall call a special meeting of the shareholders upon written request of the holders of not less than 10% of Basic Value Fund's shares. Special meetings may be called for the purpose of electing trustees or for any other action requiring shareholder approval, or for any matter deemed by the trustees to be necessary or desirable.

LIABILITY OF TRUSTEES/DIRECTORS AND OFFICERS; INDEMNIFICATION

     Maryland law requires indemnification of a corporation's directors and officers if a director or officer has been successful on the merits or otherwise in the defense of certain proceedings unless limited by its charter. Maryland law also permits indemnification for other matters unless it is established that the act or omission giving rise to the proceeding was committed in bad faith, a result of active and deliberate dishonesty, or one in which a director or officer actually received an improper benefit. The Company's Articles of Incorporation provides that the Company shall indemnify and advance expenses to its currently acting and its former directors to the fullest extent that indemnification of directors is permitted by Maryland law.

     Delaware law provides that trustees of a business trust shall not be liable to the business trust or its shareholders for acting in good faith reliance on the provisions of its governing instrument and that the trustees' liabilities may be expanded or restricted by such instrument. Under the Trust's Declaration of Trust, the trustees and officers of the Trust are not liable for any act or omission or any conduct whatsoever in their capacity as trustees, except for liability to the trust or shareholders due to willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of trustee. Delaware law allows a business trust to indemnify and hold harmless any trustee or other person against any and all claims and demands. The Trust's Declaration of Trust provides for the indemnification of its trustees and officers to the fullest extent permitted by Delaware law or other applicable law.

TERMINATION

     Maryland law provides that the Company may be dissolved by the vote of a majority of the Board of Directors and two-thirds of the shares entitled to vote on the dissolution.

     The Trust or any series or class of shares of beneficial interest in the Trust may be terminated by a majority shareholder vote of the Trust or the affected series or class, respectively, or if there are fewer than 100 shareholders of record of the Trust or of such terminating series or class, the trustees pursuant to written notice to the shares of the Trust or the affected series or class.

VOTING RIGHTS OF SHAREHOLDERS

     Shareholders of a Maryland corporation such as the Company are entitled to vote on, among other things, those matters which effect fundamental changes in the corporate structure (such as a merger, consolidation or sale of substantially all of the assets of the corporation) as provided by Maryland corporation law.

     The Trust's Declaration of Trust grants shareholders power to vote only with respect to the following: (i) election of trustees; (ii) removal of trustees; (iii) approval of investment advisory contracts, as required by the 1940 Act; (iv) termination of the Trust or a series of class of its shares of beneficial interest; (v) amendment of the Declaration of Trust; (vi) sale of all or substantially all of the assets of the Trust or one of its investment portfolios; (vii) merger or consolidation of the Trust or any of its investment portfolios, with certain exceptions; and (viii) approval of such additional matters as may be required by law or as the trustees, in their sole discretion, shall determine.

DISSENTERS' RIGHTS

     Under Maryland law, the Company shareholders may not demand the fair value of their shares from the successor company in a transaction involving the transfer of Large Cap Value Fund's assets, and are bound by the terms of the transaction.

     Neither Delaware law nor the Declaration of Trust confers upon the Trust's shareholders appraisal or dissenters' rights.

AMENDMENTS TO ORGANIZATION DOCUMENTS

     Consistent with Maryland law, the Company reserves the right to amend, alter, change, or repeal any provision contained in their Articles of Incorporation in the manner now or hereafter prescribed by statute, including any amendment that alters the contract rights, as expressly set forth in the Articles of Incorporation, of any outstanding stock, and all rights conferred on shareholders are granted subject to this reservation. The Board of Directors of the Company may approve amendments to the Articles of Incorporation to classify or reclassify unissued shares of a class of stock without shareholder approval. Other amendments to the Company's Articles of Incorporation may be adopted if approved by a vote of a majority of the shares at any meeting at which a quorum is present. The Company's Bylaws provide that the Bylaws may be amended at any regular meeting or special meeting of the stockholders provided that notice of such amendment is contained in the notice of the special meeting. Except as to any particular Bylaw which is specified as not subject to amendment by the Board of Directors, the Bylaws may be also amended by the affirmative vote of a majority of the Board of Directors at any regular or special meetings of the Board.

     Consistent with Delaware law, the Board of Trustees of the Trust may, without shareholder approval, amend the Declaration of Trust at any time, except that no amendment may be made which reduces the indemnification provided to shareholders or former shareholders or which change the preferences, voting powers, rights, and privileges of outstanding shares in a manner materially adverse to the shareholders of such shares, without approval of the affected shareholders. The trustees shall have the power to alter, amend, or repeal the Bylaws of the Trust or adopt new Bylaws at any time.

         OWNERSHIP OF LARGE CAP VALUE FUND AND BASIC VALUE FUND SHARES

     Listed below is the name, address and percent ownership of each person who as of April 3, 2000, to the knowledge of the Company, owned beneficially five percent or more of any class of the outstanding shares of Large Cap Value Fund:

                              LARGE CAP VALUE FUND

                                                                           PERCENT
                                                              PERCENT      OWNED OF
                                                              OWNED OF    RECORD AND
                                                               RECORD    BENEFICIALLY
                                                              --------   ------------
Class A Shares
  James L. Cash.............................................     -0-         5.02%
  5703 155th Ave. NE
  Redmond, WA 98052-5155
Class B Shares
  Merrill Lynch Pierce Fenner & Smith.......................    7.91%         -0-*
  FBO The Sole Benefit of Customers
  Attn: Fund Administration
  4800 Deer Lake Dr. East, 2nd Floor
  Jacksonville, FL 32246
Class C Shares
  Merrill Lynch Pierce Fenner & Smith.......................   19.52%         -0-*
  FBO The Sole Benefit of Customers
  Attn: Fund Administration
  4800 Deer Lake Dr. East, 2nd Floor
  Jacksonville, FL 32246

---------------

* The Company has no knowledge as to whether all or any portion of the shares owned of record are also owned beneficially.

     Listed below is the name, address and percent ownership of each person who as of April 3, 2000, to the knowledge of the Trust, owned beneficially five percent or more of any class of the outstanding shares of Basic Value Fund:

                                BASIC VALUE FUND

                                                                            PERCENT
                                                               PERCENT      OWNED OF
                                                               OWNED OF    RECORD AND
                                                                RECORD    BENEFICIALLY
                                                               --------   ------------
Class A Shares

  Merrill Lynch Pierce Fenner & Smith.......................     9.20%        -0-*
  FBO The Sole Benefit of Customers
  Attn: Fund Administration
  4800 Deer Lake Dr. East, 2nd Floor
  Jacksonville, FL 32246

  Trukan Co.................................................     6.04%        -0-*
  P.O. Box 3699
  Wichita, KS 67212

Class B Shares

  Merrill Lynch Pierce Fenner & Smith.......................    14.09%        -0-*
  FBO The Sole Benefit of Customers
  Attn: Fund Administration
  4800 Deer Lake Dr. East, 2nd Floor
  Jacksonville, FL 32246

Class C Shares

  Merrill Lynch Pierce Fenner & Smith.......................    27.95%        -0-*
  FBO The Sole Benefit of Customers
  Attn: Fund Administration
  4800 Deer Lake Dr. East, 2nd Floor
  Jacksonville, FL 32246

---------------

* The Trust has no knowledge as to whether all or any portion of the shares owned of record are also owned beneficially.

OWNERSHIP OF OFFICERS AND TRUSTEES/DIRECTORS

     To the best of the knowledge of the Company, the beneficial ownership of shares of Large Cap Value Fund by officers or directors of the Company as a group constituted less than one percent of the outstanding Class A, Class B and Class C shares of such fund as of April 3, 2000. To the best of the knowledge of the Trust, the beneficial ownership of shares of Basic Value Fund by officers or trustees of the Trust as a group constituted less than one percent of the outstanding Class A, Class B and Class C shares of such fund as of April 3, 2000.

                                 CAPITALIZATION

     The following table shows the capitalization of each Fund as of December 31, 1999 and on a pro forma combined basis (unaudited) as of that date, giving effect to the Reorganization.

                                      LARGE CAP VALUE FUND:   BASIC VALUE FUND:   PRO FORMA BASIC VALUE FUND
                                             CLASS A               CLASS A             CLASS A COMBINED
                                      ---------------------   -----------------   --------------------------
Net Assets.........................        $12,011,184           $70,790,769             $82,801,953
Shares Outstanding.................            549,760             2,969,093               3,472,963
Net Asset Value Per Share..........        $     21.85           $     23.84             $     23.84

                                      LARGE CAP VALUE FUND:   BASIC VALUE FUND:   PRO FORMA BASIC VALUE FUND
                                             CLASS B               CLASS B             CLASS B COMBINED
                                      ---------------------   -----------------   --------------------------
Net Assets.........................        $6,572,901            $55,784,561             $62,357,462
Shares Outstanding.................           302,862              2,401,002               2,683,917
Net Asset Value Per Share..........        $    21.70            $     23.23             $     23.23

                                      LARGE CAP VALUE FUND:   BASIC VALUE FUND:   PRO FORMA BASIC VALUE FUND
                                             CLASS C               CLASS C             CLASS C COMBINED
                                      ---------------------   -----------------   --------------------------
Net Assets.........................       $142,672,365           $7,669,005              $50,341,370
Shares Outstanding.................          6,575,037              330,070                6,472,055
Net Asset Value Per Share..........       $      21.70           $    23.23              $     23.23

                                 LEGAL MATTERS

     Certain legal matters concerning the Trust and its participation in the Reorganization, the issuance of shares of Basic Value Fund in connection with the Reorganization, and the tax consequences of the Reorganization will be passed upon by Kirkpatrick & Lockhart LLP, 1800 Massachusetts Avenue, N.W., Washington, D.C. 20036-1800, counsel to the Trust. Certain legal matters concerning the Company and its participation in the Reorganization will be passed upon by Ballard Spahr Andrews & Ingersoll, LLP, 1735 Market Street, 51st Floor, Philadelphia, PA 19103-7599.

         INFORMATION FILED WITH THE SECURITIES AND EXCHANGE COMMISSION

     This Proxy Statement/Prospectus and the related Statements of Additional Information do not contain all the information set forth in the registration statements and the exhibits relating thereto and annual reports which the Company and the Trust have filed with the SEC pursuant to the requirements of the 1933 Act and the 1940 Act, to which reference is hereby made. The SEC file number for the Company's registration statement containing the Prospectus and Statement of Additional Information relating to Large Cap Value Fund is Registration No. 2-87377. Such Prospectus and Statement of Additional Information are incorporated herein by reference. The SEC file number for the Trust's registration statement containing the Prospectus and Statement of Additional Information relating to Basic Value Fund is Registration No. 2-57526. Such Prospectus and Statement of Additional Information are incorporated herein by reference.

     The Company and the Trust are subject to the informational requirements of the 1940 Act and in accordance therewith files reports and other information with the SEC. Reports, proxy statements, registration statements and other information filed by the Company and the Trust (including the Registration Statement of the Trust relating to the Basic Value Fund on Form N-14 of which this Proxy Statement/Prospectus is a part and which is hereby incorporated by reference) may be inspected without charge and copied at the public reference facilities maintained by the SEC at Room 1014, Judiciary Plaza, 450 Fifth Street, NW, Washington, DC 20549, and at the following regional offices of the
SEC: 7 World Trade Center, New York, NY 10048; and 500 West Madison Street, l4th Floor, Chicago, IL 6066l. Copies of such material may also be obtained from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 at the prescribed rates. The SEC maintains an internet web site at http://www.sec.gov that contains information regarding the Company, the Trust, and other registrants that file electronically with the SEC.

     ADDITIONAL INFORMATION ABOUT LARGE CAP VALUE FUND AND BASIC VALUE FUND

     For more information with respect to the Trust and Basic Value Fund concerning the following topics, please refer to the Basic Value Fund Prospectus as indicated: (i) see "Investment Objectives and Strategies" and "Fund Management" for further information regarding the Trust and Basic Value Fund;
(ii) see discussion in "Investment Objectives and Strategies," "Fund Management," and "Other Information" for further information regarding management of Basic Value Fund; (iii) see "Fund Management" and "Other Information" for further information regarding the shares of Basic Value Fund;
(iv) see "Fund Management," "Other Information," and "Shareholder Information" for further information regarding the purchase, redemption and repurchase of shares of Basic Value Fund.

     For more information with respect to the Company and Large Cap Value Fund concerning the following topics, please refer to the Large Cap Value Fund Prospectus as indicated: (i) see "Investment Objectives and Strategies" and "Fund Management" for further information regarding the Company and Large Cap Value Fund; (ii) see discussion in "Investment Objectives and Strategies," "Fund Management," and "Other Information" for further information regarding management of Large Cap Value Fund; (iii) see "Fund Management" and "Other Information" for further information regarding the shares of Large Cap Value Fund; (iv) see "Fund Management," "Other Information," and "Shareholder Information" for further information regarding the purchase, redemption and repurchase of shares of Large Cap Value Fund.

                                    EXPERTS

     The audited financial statements of Basic Value Fund incorporated by reference herein and in its Statement of Additional Information have been audited by PricewaterhouseCoopers LLP, independent accountants, whose report hereon is included in the Fund's Annual Report to Shareholders for the fiscal year ended December 31, 1999. The financial statements audited by PricewaterhouseCoopers LLP have been incorporated herein by reference in reliance on its report given on its authority as experts in auditing and accounting.

     The audited financial statements of Large Cap Value Fund incorporated by reference herein and in its Statement of Additional Information have been audited by KPMG LLP, independent accountants, whose report thereon is included in the Fund's Annual Reports to Shareholders for the fiscal year ended December 31, 1999. The financial statements audited by KPMG LLP have been incorporated herein by reference in reliance on its report given on its authority as experts in auditing and accounting.

                                                                      APPENDIX I

                                   AGREEMENT

                                      AND

                             PLAN OF REORGANIZATION

                                      FOR

                        AIM ADVISOR LARGE CAP VALUE FUND

                                      AND

                              AIM BASIC VALUE FUND

                                 MARCH 22, 2000

                               TABLE OF CONTENTS

                                                               PAGE
                                                               ----
ARTICLE 1  DEFINITIONS......................................    I-1
  Section 1.1  Definitions..................................    I-1

ARTICLE 2  TRANSFER OF ASSETS...............................    I-4
  Section 2.1  Reorganizations..............................    I-4
  Section 2.2  Computation of Net Asset Value...............    I-4
  Section 2.3  Closing of Acquired Fund's Share Transfer
     Books..................................................    I-4
  Section 2.4  Delivery.....................................    I-5
  Section 2.5  Termination of Series........................    I-5
  Section 2.6  Issuance of Acquiring Fund Shares............    I-5
  Section 2.7  Investment Securities........................    I-5
  Section 2.8  Liabilities..................................    I-5

ARTICLE 3  REPRESENTATIONS AND WARRANTIES OF AAF............    I-6
  Section 3.1  Organization; Authority......................    I-6
  Section 3.2  Registration and Regulation of AAF...........    I-6
  Section 3.3  Financial Statements.........................    I-6
  Section 3.4  No Material Adverse Changes; Contingent
     Liabilities............................................    I-6
  Section 3.5  Acquired Fund Shares; Liabilities; Business
     Operations.............................................    I-6
  Section 3.6  Accountants..................................    I-7
  Section 3.7  Binding Obligation...........................    I-7
  Section 3.8  No Breaches or Defaults......................    I-7
  Section 3.9  Authorizations or Consents...................    I-7
  Section 3.10 Permits......................................    I-7
  Section 3.11 No Actions, Suits or Proceedings.............    I-7
  Section 3.12 Contracts....................................    I-8
  Section 3.13 Properties and Assets........................    I-8
  Section 3.14 Taxes........................................    I-8
  Section 3.15 Benefit and Employment Obligations...........    I-9
  Section 3.16 Brokers......................................    I-9
  Section 3.17 Voting Requirements..........................    I-9
  Section 3.18 State Takeover Statutes......................    I-9
  Section 3.19 Books and Records............................    I-9
  Section 3.20 Prospectus and Statement of Additional
     Information............................................    I-9
  Section 3.21 No Distribution..............................    I-9
  Section 3.22 Liabilities..................................    I-9
  Section 3.23 Value of Shares..............................    I-9
  Section 3.24 Shareholder Expenses.........................    I-9
  Section 3.25 Intercompany Indebtedness....................    I-9
  Section 3.26 Diversification of Assets....................    I-9

ARTICLE 4  REPRESENTATIONS AND WARRANTIES OF AGS............   I-10
  Section 4.1 Organization; Authority.......................   I-10
  Section 4.2 Registration and Regulation of AGS............   I-10
  Section 4.3 Financial Statements..........................   I-10
  Section 4.4 No Material Adverse Changes; Contingent
     Liabilities............................................   I-10
  Section 4.5 Registration of Acquiring Fund Shares.........   I-10
  Section 4.6 Accountants...................................   I-11
  Section 4.7 Binding Obligation............................   I-11
  Section 4.8 No Breaches or Defaults.......................   I-11
  Section 4.9 Authorizations or Consents....................   I-11

                                       (i)

                                                                     Appendix II

                   CLASS A, CLASS B AND CLASS C SHARES OF

                            AIM BASIC VALUE FUND


                      Supplement dated March 22, 2000
                    to the Prospectus dated May 3, 1999
       as revised October 25, 1999 and supplemented February 11, 2000 and February 25, 2000

At a meeting held on March 14, 2000, the Board of Trustees of AIM Growth Series (the "Trust"), on behalf of AIM Basic Value Fund (the "Fund"), voted to request shareholders to approve certain proposals relating to the restructuring of the Fund.

The Fund currently invests all of its investable assets in the Value Portfolio (the "Portfolio"). The Board approved a restructuring of the Fund which will eliminate the Fund's current master-feeder structure and cause the Fund to redeem its interest in the Portfolio. The Portfolio will then be terminated. The Fund's investment strategies will be the same as the Portfolio's current investment strategies. The Fund's portfolio managers will be the current portfolio mangers of the Portfolio. The Board is requesting shareholder approval of the following items related to the restructuring:


            - A new advisory agreement between the Trust and A I M Advisors, Inc. ("AIM"). The Board has concluded that the terms of the new advisory agreement are substantially the same as the advisory portion of the current advisory agreement with the Portfolio, except:
                     (1) AIM would directly manage the Fund's investments and would receive an annual fee for the investment advisory services that it provides to the Fund at a rate equal to the combined rate of the fee charged to the Portfolio and the fee charged to the Fund for administrative services; (2) the proposed advisory agreement adds provisions relating to certain functions that would be performed by AIM in connection with the Fund's securities lending program and for which AIM would receive compensation; and (3) the proposed advisory agreement clarifies non-exclusivity provisions that are set forth in the current advisory agreement;

           - Changing the Fund's fundamental investment restrictions. The proposed revisions to the Fund's fundamental investment restrictions are described in a supplement to the Fund's statement of additional information;

           - Making the Fund's investment objective non-fundamental. The investment objective would not be changed. If the investment objective of the Fund becomes non-fundamental, it can be changed in the future by the Board of Trustees of the Trust without further approval by shareholders.

The Board of Trustees of the Trust has called a meeting of the Fund's shareholders to be held in May 2000 to vote on these and other proposals. Only shareholders of record as of April 3, 2000 will be entitled to vote at the meeting. Proposals that are approved are expected to become effective on or about June 5, 2000.

The Board has also approved a new administrative services agreement between AIM and the Fund. The administrative and accounting services to be provided to the Fund are substantially the same services that AIM provides to the Portfolio and the Fund under the current agreements.

                              AIM BASIC VALUE FUND

                             CLASS A, B AND C SHARES

                       Supplement dated February 25, 2000
                      to the Prospectus dated May 3, 1999,
        as revised October 25, 1999 and as supplemented February 11, 2000

This supplement supersedes and replaces in its entirety the supplement dated February 11, 2000.

Advisor Class shares of AIM Basic Value Fund converted to Class A shares of the fund effective the close of business on February 11, 2000. Advisor Class shares of the fund are no longer offered for sale or exchange.

The following replaces in its entirety the information appearing under the heading "FUND MANAGEMENT - PORTFOLIO MANAGERS" on page 4 of the prospectus:

          "The advisor uses a team approach to investment management. The individual members of the team who are primarily responsible for the day-to-day management of the portfolio, all of whom are officers of A I M Capital Management, Inc., a wholly owned subsidiary of the advisor, are

          o Evan G. Harrel, Senior Portfolio Manager, who has been responsible for the fund since 1998 and has been associated with the advisor and/or its affiliates since 1998. From 1994 to 1998, he was Vice President and portfolio manager with Van Kampen American Capital Asset Management, Inc.

          o Matthew W. Seinsheimer, Portfolio Manager, who has been responsible for the fund since 2000 and has been associated with the advisor and/or its affiliates since 1998. From 1995 to 1998, he was Portfolio Manager for American Indemnity Company.

          o Bret W. Stanley, Senior Portfolio Manager, who has been responsible for the fund since 1998 and has been associated with the advisor and/or its affiliates since 1998. From 1994 to 1998, he was Vice President and portfolio manager with Van Kampen American Capital Asset Management, Inc."

        AIM BASIC VALUE FUND

        ------------------------------------------------------------------------

        AIM Basic Value Fund seeks to provide long-term growth of capital.

                                                        --Registered Trademark--

        PROSPECTUS
        MAY 3, 1999
        AS REVISED OCTOBER 25, 1999

                                       This prospectus contains important
                                       information about the Class A, B and
                                       C shares of the fund. Please read it
                                       before investing and keep it for
                                       future reference.

                                       As with all other mutual fund
                                       securities, the Securities and
                                       Exchange Commission has not approved
                                       or disapproved these securities or
                                       determined whether the information
                                       in this prospectus is adequate or
                                       accurate. Anyone who tells you
                                       otherwise is committing a crime.

        [AIM LOGO APPEARS HERE]                 INVEST WITH DISCIPLINE
                                               --Registered Trademark--

                              --------------------
                              AIM BASIC VALUE FUND
                              --------------------

TABLE OF CONTENTS
--------------------------------------------------------------------------------

INVESTMENT OBJECTIVE AND STRATEGIES          1
- - - - - - - - - - - - - - - - - - - - - - - -

PRINCIPAL RISKS OF INVESTING IN THE FUND     1
- - - - - - - - - - - - - - - - - - - - - - - -

PERFORMANCE INFORMATION                      2
- - - - - - - - - - - - - - - - - - - - - - - -

Annual Total Returns                         2

Performance Table                            2

FEE TABLE AND EXPENSE EXAMPLE                3
- - - - - - - - - - - - - - - - - - - - - - - -

Fee Table                                    3

Expense Example                              3

FUND MANAGEMENT                              4
- - - - - - - - - - - - - - - - - - - - - - - -

The Advisor                                  4

Advisor Compensation                         4

Portfolio Managers                           4

OTHER INFORMATION                            4
- - - - - - - - - - - - - - - - - - - - - - - -

Sales Charges                                4

Dividends and Distributions                  4

FINANCIAL HIGHLIGHTS                         5
- - - - - - - - - - - - - - - - - - - - - - - -

SHAREHOLDER INFORMATION                    A-1
- - - - - - - - - - - - - - - - - - - - - - - -

Choosing a Share Class                     A-1

Purchasing Shares                          A-3

Redeeming Shares                           A-4

Exchanging Shares                          A-6

Pricing of Shares                          A-8

Taxes                                      A-8

OBTAINING ADDITIONAL INFORMATION    Back Cover
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

The AIM Family of Funds, The AIM Family of Funds and Design (i.e., the AIM logo), AIM and Design, AIM, AIM LINK, AIM Institutional Funds, aimfunds.com, La Familia AIM de Fondos, La Familia AIM de Fondos and Design and Invest with Discipline are registered service marks and AIM Bank Connection, AIM Funds, AIM Funds and Design, AIM Internet Connect and AIM Investor are service marks of
A I M Management Group Inc.

No dealer, salesperson or any other person has been authorized to give any information or to make any representations other than those contained in this prospectus, and you should not rely on such other information or representations.

                              --------------------
                              AIM BASIC VALUE FUND
                              --------------------

INVESTMENT OBJECTIVE AND STRATEGIES
--------------------------------------------------------------------------------

The fund's investment objective is long-term growth of capital.

  The fund seeks to meet this objective by investing all of its investable assets in the Value Portfolio (the portfolio), which in turn normally invests at least 65% of its total assets in equity securities of U.S. issuers that have market capitalizations of greater than $500 million and that the portfolio managers believe to be undervalued in relation to long-term earning power or other factors.

  The portfolio may also invest up to 35% of its total assets in equity securities of U.S. issuers that have market capitalizations of less than $500 million and in investment-grade non-convertible debt securities, U.S. government securities and high-quality money market instruments, all of which are issued by U.S. issuers. The portfolio may also invest up to 25% of its total assets in foreign securities.

  In selecting investments, the portfolio managers seek to identify those companies whose prospects and growth potential are undervalued by investors and that provide the potential for attractive returns. The portfolio managers allocate investments among fixed-income securities based on their views as to the best values then available in the marketplace. The portfolio managers consider whether to sell a particular security when any of those factors materially changes.

  In anticipation of or in response to adverse market conditions, for cash management purposes, or for defensive purposes, the portfolio may temporarily hold all or a portion of its assets in cash, money market instruments, shares of affiliated money market funds, or high-quality debt securities. As a result, the fund or the portfolio may not achieve its investment objective.

  The portfolio may engage in active and frequent trading of portfolio securities to achieve its investment objective. If the portfolio does trade in this way, it may incur increased transaction costs and brokerage commissions, both of which can lower the actual return on your investment. Active trading may also increase short-term capital gains and losses, which may affect the taxes you have to pay.

  If the fund's Board of Trustees determines that it is in the best interests of the fund and its shareholders, the fund may redeem its investment in the portfolio.

PRINCIPAL RISKS OF INVESTING IN THE FUND
--------------------------------------------------------------------------------

There is a risk that you could lose all or a portion of your investment in the fund. The value of your investment in the fund will go up and down with the prices of the securities in which the portfolio invests. The prices of equity securities change in response to many factors, including the historical and prospective earnings of the issuer, the value of its assets, general economic conditions, interest rates, investor perceptions, and market liquidity.

  Foreign securities have additional risks, including exchange rate changes, political and economic upheaval, the relative lack of information about these companies, relatively low market liquidity and the potential lack of strict financial and accounting controls and standards.

  The fund currently participates in the initial public offering (IPO) market, and a significant portion of the fund's returns currently are attributable to its investment in IPOs, which have a magnified impact due to the fund's small asset base. As the fund's assets grow, it is probable that the effect of the fund's investment in IPOs on its total returns will decline, which may reduce the fund's total returns.

  The value of your shares could be adversely affected if the computer systems used by the portfolio's investment advisor and other service providers are unable to distinguish the year 2000 from the year 1900.

  The portfolio's investment advisor and independent technology consultants are working to avoid year 2000-related problems in its systems and to obtain assurances that other service providers are taking similar steps. Year 2000 problems may also affect issuers in whose securities the portfolio invests.

  An investment in the fund is not a deposit of a bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

                              --------------------
                              AIM BASIC VALUE FUND
                              --------------------

PERFORMANCE INFORMATION
--------------------------------------------------------------------------------
The bar chart and table shown below provide an indication of the risks of investing in the fund. The fund's past performance is not necessarily an indication of its future performance. Total return information in the bar chart and table below may be affected by special market factors, including the fund's investments in initial public offerings, which may have a magnified impact on the fund due to its small asset base. There is no guarantee that, as the fund's assets grow, it will continue to experience substantially similar performance.

ANNUAL TOTAL RETURNS
--------------------------------------------------------------------------------
The following bar chart shows changes in the performance of the fund's Class A shares from year to year. The bar chart does not reflect sales loads. If it did, the annual total returns shown would be lower.

                     [GRAPH]

                                              Annual
Year Ended                                    Total
December 31                                   Return
-----------                                   ------
1996 .......................................  15.12%
1997 .......................................  27.23%
1998 .......................................   7.02%

  During the periods shown in the bar chart, the highest quarterly return was 15.01% (quarter ended September 30, 1997) and the lowest quarterly return was -12.63% (quarter ended September 30, 1998).

PERFORMANCE TABLE

The following performance table compares the fund's performance to that of a broad-based securities market index. The fund's performance reflects payment of sales loads.

AVERAGE ANNUAL TOTAL RETURNS
-------------------------------------------------------------------------------------------------
(for the periods ended                                                     SINCE        INCEPTION
December 31, 1998)                                           1 YEAR      INCEPTION         DATE
-------------------------------------------------------------------------------------------------
Class A                                                       1.15%        16.99%       10/18/95

Class B                                                       1.34         17.69        10/18/95

Class C                                                         --            --          5/3/99

Russell 1000--Registered Trademark-- Index(1)                27.02         28.08(2)     10/31/95(2)
-------------------------------------------------------------------------------------------------

(1) The Russell 1000--Registered Trademark-- Index is a widely recognized, unmanaged index of common stocks that measures the performance of the 1,000 largest companies in the Russell 3000--Registered Trademark-- Index, which measures the performance of the 3,000 largest U.S. companies based on total market capitalization.
(2) The average annual total return given is since the date closest to the inception date of the classes with the longest performance history.

                              --------------------
                              AIM BASIC VALUE FUND
                              --------------------

FEE TABLE AND EXPENSE EXAMPLE
--------------------------------------------------------------------------------

FEE TABLE

This table describes the fees and expenses that you may pay if you buy and hold shares of the fund:

SHAREHOLDER FEES
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
(fees paid directly from
your investment)                  CLASS A   CLASS B   CLASS C
---------------------------------------------------------------
Maximum Sales Charge (Load)
Imposed on Purchases
(as a percentage of
offering price)                    5.50%      None      None

Maximum Deferred
Sales Charge (Load)
(as a percentage of
original purchase
price or redemption
proceeds, whichever
is less)                           None(1)    5.00%     1.00%
---------------------------------------------------------------

ANNUAL FUND OPERATING EXPENSES
- - - - - - - - - - - - - - - - - - - - - - - - - - - -
(expenses that are deducted
from fund assets)(2)       CLASS A   CLASS B   CLASS C
-------------------------------------------------------
Management Fees             0.73%     0.73%     0.73%
Distribution and/or
Service (12b-1) Fees        0.35      1.00      1.00
Other Expenses              1.03      1.03      1.03
Total Annual Fund
Operating Expenses          2.11      2.76      2.76
Expense Reimbursement(3)    0.36      0.36      0.36
Net Expenses                1.75      2.40      2.40
-------------------------------------------------------

(1) If you buy $1,000,000 or more of Class A shares and redeem these shares within 18 months from the date of purchase, you may pay a 1% contingent deferred sales charge (CDSC) at the time of redemption.
(2) This fee table, and the expense example below, reflect the expenses of both the fund and the portfolio.
(3) The investment advisor has contractually agreed to limit net expenses.

As a result of 12b-1 fees, long-term shareholders in the fund may pay more than the maximum permitted initial sales charge.

EXPENSE EXAMPLE

This example is intended to help you compare the costs of investing in different classes of the fund with the cost of investing in other mutual funds.

  The example assumes that you invest $10,000 in the fund for the time periods indicated and then redeem all of your shares at the end of those periods. The example also assumes that your investment has a 5% return each year and that the fund's gross operating expenses remain the same. To the extent fees are waived or expenses are reimbursed, the expenses will be lower. Although your actual returns and costs may be higher or lower, based on these assumptions your costs would be:

         1 YEAR   3 YEARS   5 YEARS   10 YEARS
----------------------------------------------
Class A   $752    $1,175    $1,622     $2,857
Class B    779     1,156     1,659      2,934
Class C    379       856     1,459      3,090
----------------------------------------------

You would pay the following expenses if you did not redeem your shares:

         1 YEAR   3 YEARS   5 YEARS   10 YEARS
----------------------------------------------
Class A   $752    $1,175    $1,622     $2,857
Class B    279       856     1,459      2,934
Class C    279       856     1,459      3,090
----------------------------------------------


                              --------------------
                              AIM BASIC VALUE FUND
                              --------------------

FUND MANAGEMENT
--------------------------------------------------------------------------------

THE ADVISOR

A I M Advisors, Inc. (the advisor) serves as the investment advisor for the Value Portfolio (the portfolio), and is responsible for its day-to-day management. The advisor is located at 11 Greenway Plaza, Suite 100, Houston, Texas 77046-1173. The advisor supervises all aspects of the portfolio's operations and provides investment advisory services to the portfolio, including obtaining and evaluating economic, statistical and financial information to formulate and implement investment programs for the portfolio.

  The advisor has acted as an investment advisor since its organization in 1976. Today, the advisor, together with its subsidiaries, advises or manages over 125 investment portfolios, including the portfolio, encompassing a broad range of investment objectives.

ADVISOR COMPENSATION

During the fiscal year ended December 31, 1998, the advisor and Chancellor LGT Asset Management, Inc. (the advisor for the period January 1, 1998 through May 28, 1998) together received compensation of 0.76% of average daily net assets consisting of a management and administrative fee of 0.73% and an accounting fee of 0.03%.

PORTFOLIO MANAGERS

The advisor uses a team approach to investment management. The individual members of the team who are primarily responsible for the day-to-day management of the portfolio, all of whom are officers of A I M Capital Management, Inc., a wholly owned subsidiary of the advisor, are

- Evan G. Harrel, Senior Portfolio Manager, who has been responsible for the fund since 1998 and has been associated with the advisor and/or its affiliates since 1998. From 1994 to 1998, he was Vice President and portfolio manager with Van Kampen American Capital Asset Management, Inc.

- Bret W. Stanley, Senior Portfolio Manager, who has been responsible for the fund since 1998 and has been associated with the advisor and/or its affiliates since 1998. From 1994 to 1998, he was Vice President and portfolio manager with Van Kampen American Capital Asset Management, Inc.


OTHER INFORMATION
--------------------------------------------------------------------------------

SALES CHARGES

Purchases of Class A shares of AIM Basic Value Fund are subject to the maximum 5.50% initial sales charge as listed under the heading "CATEGORY I Initial Sales Charges" in the "Shareholder Information--Choosing a Share Class" section of this prospectus. Purchases of Class B and Class C shares are subject to the contingent deferred sales charges listed in that section.

DIVIDENDS AND DISTRIBUTIONS

DIVIDENDS

The fund generally declares and pays dividends, if any, annually.

CAPITAL GAINS DISTRIBUTIONS

The fund generally distributes long-term and short-term capital gains (including any net gains from foreign currency transactions), if any, annually.

                              --------------------
                              AIM BASIC VALUE FUND
                              --------------------

FINANCIAL HIGHLIGHTS
--------------------------------------------------------------------------------

The financial highlights table is intended to help you understand the fund's financial performance. Certain information reflects financial results for a single fund share.

  The total returns in the table represent the rate that an investor would have earned (or lost) on an investment in the fund (assuming reinvestment of all dividends and distributions).

  This information has been audited by PricewaterhouseCoopers LLP, whose report, along with the fund's financial statements, is included in the fund's annual report, which is available upon request.

   Total return information in this table may be affected by special market factors, including the fund's investments in initial public offerings, which may have a magnified impact on the fund due to its small asset base. There is no guarantee that, as the fund's assets grow, it will continue to experience substantially similar performance.

                                                                    CLASS A
                                                  -------------------------------------------
                                                                                OCTOBER 18,
                                                   YEAR ENDED DECEMBER 31,          TO
                                                  -------------------------    DECEMBER 31,
                                                  1998(a)    1997     1996         1995
---------------------------------------------------------------------------------------------
Net asset value, beginning of period              $17.25     $14.65   $12.76       $11.43
Income from investment operations:
  Net investment income (loss)(b)                   0.04       0.09(c)  (0.01)(c)    0.03(c)
  Net gains on securities (both realized and
    unrealized)                                     1.16       3.87     1.94         1.30
    Total from investment operations                1.20       3.96     1.93         1.33
Less distributions:
  Dividends from net investment income                --      (0.03)      --           --
  Distributions from net realized gains            (0.32)     (1.33)   (0.04)          --
    Total distributions                            (0.32)     (1.36)   (0.04)          --
Net asset value, end of period                    $18.13     $17.25   $14.65       $12.76
Total return(d)                                     7.02%     27.23%   15.12%       11.64%
---------------------------------------------------------------------------------------------
Ratios/supplemental data:
Net assets, end of period (000s omitted)          $9,074     $7,688   $2,529       $  870
Ratio of expenses to average net assets(c):
  With expense reductions and/or reimbursement      1.74%(e)   1.99%    2.00%        2.00%(f)
  Without expense reductions and/or
    reimbursement                                   2.11%(e)   2.97%    5.51%       50.54%(f)
Ratio of net investment income (loss) to average
  net assets(c):
  With expense reductions and/or reimbursement      0.25%(e)   0.56%   (0.10)%       1.10%(f)
  Without expense reductions and/or
    reimbursement                                  (0.08)%(e) (0.42)%  (3.61)%     (47.44)%(f)
Ratio of interest expense to average net
  assets(g)                                           --       0.03%      --           --
Portfolio turnover rate(g)                           148%        93%     256%          --
---------------------------------------------------------------------------------------------

(a) The Portfolio changed investment advisors on May 29, 1998.
(b) Before reimbursement the net investment loss per share would have been $(0.02), $(0.07), $(0.50), and $(1.11) for 1998-1995, respectively.
(c) Calculated using average shares outstanding.
(d) Does not deduct sales charges and is not annualized for periods less than one year.
(e) Ratios are based on average net assets of $8,458,715.
(f) Annualized.
(g) Portfolio turnover rates and ratio of interest expense to average net assets are calculated on the basis of the Portfolio as a whole without distinguishing between the classes of shares issued.

                              --------------------
                              AIM BASIC VALUE FUND
                              --------------------

FINANCIAL HIGHLIGHTS (continued)
--------------------------------------------------------------------------------

                                                                   CLASS B
                                                  -----------------------------------------
                                                                               OCTOBER 18,
                                                   YEAR ENDED DECEMBER 31,          TO
                                                  --------------------------   DECEMBER 31,
                                                  1998(a)    1997      1996        1995
-------------------------------------------------------------------------------------------
Net asset value, beginning of period              $ 17.04    $ 14.54    $12.75     $ 11.43
Income from investment operations:
  Net investment income(b)                          (0.08)     (0.01)(c) (0.10)(c)      0.01(c)
  Net gains on securities (both realized and
    unrealized)                                      1.15       3.83      1.93        1.31
    Total from investment operations                 1.07       3.82      1.83        1.32
Less distributions:
  Dividends from net investment income                 --         --        --          --
  Distributions from net realized gains             (0.32)     (1.32)    (0.04)         --
    Total distributions                             (0.32)     (1.32)    (0.04)         --
Net asset value, end of period                    $ 17.79    $ 17.04    $14.54     $ 12.75
Total return(d)                                      6.34%     26.44%    14.35%      11.55%
-------------------------------------------------------------------------------------------
Ratios/supplemental data:
Net assets, end of period (000s omitted)          $17,406    $16,717    $5,503     $ 1,254
Ratio of expenses to average net assets:
  With expense reductions and/or reimbursement       2.39%(e)   2.64%     2.65%       2.65%(f)
  Without expense reductions and/or
    reimbursement                                    2.76%(e)   3.62%     6.16%      51.19%(f)
Ratio of net investment income to average net
  assets:
  With expense reductions and/or reimbursement      (0.40)%(e) (0.09)%   (0.75)%      0.45%(f)
  Without expense reductions and/or
    reimbursement                                   (0.72)%(e) (1.07)%   (4.26)%    (48.09)%(f)
Ratio of interest expense to average net
  assets(g)                                            --       0.03%       --          --
Portfolio turnover rate(g)                            148%        93%      256%         --
-------------------------------------------------------------------------------------------

(a) The Portfolio changed investment advisors on May 29, 1998.
(b) Before reimbursement the net investment loss per share would have been $(0.15), $(0.17), $(0.59), and $(1.13) for 1998-1995, respectively.
(c) Calculated based upon average shares outstanding during the period.
(d) Does not deduct contingent deferred sales charges and is not annualized for periods less than one year.
(e) Ratios are based on average net assets of $18,806,810.
(f) Annualized.
(g) Portfolio turnover rates and ratio of interest expense to average net assets are calculated on the basis of the Portfolio as a whole without distinguishing between the classes of shares issued.

                                 -------------
                                 THE AIM FUNDS
                                 -------------

SHAREHOLDER INFORMATION
--------------------------------------------------------------------------------

In addition to the fund, A I M Advisors, Inc. serves as investment advisor to many other mutual funds (the AIM Funds). The following information is about all the AIM Funds.

CHOOSING A SHARE CLASS

Many of the AIM Funds have multiple classes of shares, each class representing an interest in the same portfolio of investments. When choosing a share class, you should consider the factors below:

CLASS A                              CLASS B                              CLASS C
---------------------------------------------------------------------------------------------------------
- Initial sales charge               - No initial sales charge            - No initial sales charge

- Reduced or waived initial sales    - Contingent deferred sales          - Contingent deferred sales
  charge for certain purchases         charge on redemptions within six     charge on redemptions within
                                       years                                one year

- Lower distribution and service     - 12b-1 fee of 1.00%                 - 12b-1 fee of 1.00%
  (12b-1) fee than Class B or
  Class C shares (See "Fee Table
  and Expense Example")

                                     - Converts to Class A shares         - Does not convert to Class A
                                       after eight years along with a       shares
                                       pro rata portion of its
                                       reinvested dividends and
                                       distributions(1)

- Generally more appropriate for     - Purchase orders limited to         - Generally more appropriate
  long-term investors                  amounts less than $250,000           for short-term investors

      (1) AIM Money Market Fund: Class B shares convert to AIM Cash Reserve Shares.

          AIM Global Trends Fund: If you held Class B shares on May 29, 1998 and continue to hold them, those shares will convert to Class A shares of that fund seven years after your date of purchase. If you exchange those shares for Class B shares of another AIM Fund, the shares into which you exchanged will not convert to Class A shares until eight years after your date of purchase of the original shares.

--------------------------------------------------------------------------------

DISTRIBUTION AND SERVICE (12b-1) FEES

Each AIM Fund (except AIM Tax-Free Intermediate Fund) has adopted 12b-1 plans that allow the AIM Fund to pay distribution fees to A I M Distributors, Inc. (the distributor) for the sale and distribution of its shares and fees for services provided to shareholders, all or a substantial portion of which are paid to the dealer of record. Because the AIM Fund pays these fees out of its assets on an ongoing basis, over time these fees will increase the cost of your investment and may cost you more than paying other types of sales charges.

SALES CHARGES

Generally, you will not pay a sales charge on purchases or redemptions of Class A shares of AIM Tax-Exempt Cash Fund and AIM Cash Reserve Shares of AIM Money Market Fund. You may be charged a contingent deferred sales charge if you redeem AIM Cash Reserve Shares of AIM Money Market Fund acquired through certain exchanges. Sales charges on all other AIM Funds and classes of those Funds are detailed below. As used below, the term "offering price" with respect to all categories of Class A shares includes the initial sales charge.

INITIAL SALES CHARGES

The AIM Funds are grouped into three categories with respect to initial sales charges. The "Other Information" section of your prospectus will tell you in what category your particular AIM Fund is classified.

CATEGORY I INITIAL SALES CHARGES
----------------------------------------------------------

                                         INVESTOR'S
                                        SALES CHARGE
                                --------------------------
AMOUNT OF INVESTMENT               AS A % OF     AS A % OF
IN SINGLE TRANSACTION           OFFERING PRICE  INVESTMENT
----------------------------------------------------------
             Less than $   25,000    5.50%         5.82%
$ 25,000 but less than $   50,000    5.25          5.54
$ 50,000 but less than $  100,000    4.75          4.99
$100,000 but less than $  250,000    3.75          3.90
$250,000 but less than $  500,000    3.00          3.09
$500,000 but less than $1,000,000    2.00          2.04
----------------------------------------------------------

                                      A-1                             MCF--10/99

                                 -------------
                                 THE AIM FUNDS
                                 -------------

CATEGORY II INITIAL SALES CHARGES
----------------------------------------------------------

                                        INVESTOR'S
                                       SALES CHARGE
                                --------------------------
AMOUNT OF INVESTMENT               AS A % OF     AS A % OF
IN SINGLE TRANSACTION           OFFERING PRICE  INVESTMENT
----------------------------------------------------------
             Less than $   50,000    4.75%         4.99%
$ 50,000 but less than $  100,000    4.00          4.17
$100,000 but less than $  250,000    3.75          3.90
$250,000 but less than $  500,000    2.50          2.56
$500,000 but less than $1,000,000    2.00          2.04
----------------------------------------------------------

CATEGORY III INITIAL SALES CHARGES
----------------------------------------------------------

                                        INVESTOR'S
                                       SALES CHARGE
                                --------------------------
AMOUNT OF INVESTMENT               AS A % OF     AS A % OF
IN SINGLE TRANSACTION           OFFERING PRICE  INVESTMENT
----------------------------------------------------------
             Less than $  100,000    1.00%         1.01%
$100,000 but less than $  250,000    0.75          0.76
$250,000 but less than $1,000,000    0.50          0.50
----------------------------------------------------------

CONTINGENT DEFERRED SALES CHARGES FOR CLASS A SHARES

You can purchase $1,000,000 or more of Class A shares at net asset value. However, if you purchase shares of that amount in Categories I or II, they will be subject to a contingent deferred sales charge (CDSC) of 1% if you redeem them prior to 18 months after the date of purchase. The distributor may pay a dealer concession and/or a service fee for purchases of $1,000,000 or more.

CONTINGENT DEFERRED SALES CHARGES FOR
CLASS B AND CLASS C SHARES

You can purchase Class B and Class C shares at their net asset value per share. However, when you redeem them, they are subject to a CDSC in the following percentages:

YEAR SINCE
PURCHASE MADE              CLASS B            CLASS C
----------------------------------------------------------
First                         5%                 1%
Second                        4                None
Third                         3                None
Fourth                        3                None
Fifth                         2                None
Sixth                         1                None
Seventh and following       None               None
----------------------------------------------------------

COMPUTING A CDSC

The CDSC on redemptions of shares is computed based on the lower of their original purchase price or current market value, net of reinvested dividends and capital gains distributions. In determining whether to charge a CDSC, we will assume that you have redeemed shares on which there is no CDSC first and, then, shares in the order of purchase.

REDUCED SALES CHARGES AND SALES CHARGE EXCEPTIONS

You may qualify for reduced sales charges or sales charge exceptions. To qualify for these reductions or exceptions, you or your financial consultant must provide sufficient information at the time of purchase to verify that your purchase qualifies for such treatment.

REDUCED SALES CHARGES

You may be eligible to buy Class A shares at reduced initial sales charge rates under Rights of Accumulation or Letters of Intent under certain circumstances.

Rights of Accumulation

You may combine your new purchases of Class A shares with Class A shares currently owned for the purpose of qualifying for the lower initial sales charge rates that apply to larger purchases. The applicable initial sales charge for the new purchase is based on the total of your current purchase and the current value of all Class A shares you own.

Letters of Intent

Under a Letter of Intent (LOI), you commit to purchase a specified dollar amount of Class A shares of AIM Funds during a 13-month period. The amount you agree to purchase determines the initial sales charge you pay. If the full face amount of the LOI is not invested by the end of the 13-month period, your account will be adjusted to the higher initial sales charge level for the amount actually invested.

INITIAL SALES CHARGE EXCEPTIONS

You will not pay initial sales charges

- on shares purchased by reinvesting dividends and distributions;

- when exchanging shares among certain AIM Funds;

- when using the reinstatement privilege; and

- when a merger, consolidation, or acquisition of assets of an AIM Fund occurs.

CONTINGENT DEFERRED SALES CHARGE (CDSC) EXCEPTIONS

You will not pay a CDSC

- if you redeem Class B shares you held for more than six years;

- if you redeem Class C shares you held for more than one year;

- if you redeem shares acquired through reinvestment of dividends and distributions; and

- on increases in the net asset value of your shares.

There may be other situations when you may be able to purchase or redeem shares at reduced or without sales charges. Consult the fund's Statement of Additional Information for details.

MCF--10/99                            A-2

                                 -------------
                                 THE AIM FUNDS
                                 -------------

PURCHASING SHARES

MINIMUM INVESTMENTS PER AIM FUND ACCOUNT

The minimum investments for AIM Fund accounts (except for investments in AIM Mid Cap Opportunities Fund and AIM Small Cap Opportunities Fund) are as follows:

                                                    INITIAL                                      ADDITIONAL
TYPE OF ACCOUNT                                   INVESTMENTS                                    INVESTMENTS
----------------------------------------------------------------------------------------------------------------
Savings Plans (money-purchase/profit sharing     $  0 ($25 per AIM Fund investment for                $25
plans, 401(k) plans, Simplified Employee Pension      salary deferrals from Savings Plans)
(SEP) accounts, Salary Reduction (SARSEP)
accounts, Savings Incentive Match Plans for
Employee IRA (Simple IRA) accounts, 403(b) or
457 plans)
Automatic Investment Plans                         50                                                  50
IRA, Education IRA or Roth IRA                    250                                                  50
All other accounts                                500                                                  50
----------------------------------------------------------------------------------------------------------------

HOW TO PURCHASE SHARES

You may purchase shares using one of the options below.

PURCHASE OPTIONS
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
                                OPENING AN ACCOUNT                     ADDING TO AN ACCOUNT
----------------------------------------------------------------------------------------------------------
Through a Financial Consultant  Contact your financial consultant.     Same
By Mail                         Mail completed account application     Mail your check and the remittance
                                and purchase payment to the            slip from your confirmation
                                transfer agent,                        statement to the transfer agent.
                                A I M Fund Services, Inc.,
                                P.O. Box 4739,
                                Houston, TX 77210-4739.
By Wire                         Mail completed account application     Call the transfer agent to receive
                                to the transfer agent. Call the        a reference number. Then, use the
                                transfer agent at (800) 959-4246 to    wire instructions at left.
                                receive a reference number.
                                Then, use the following wire
                                instructions:
                                Beneficiary Bank ABA/Routing #:
                                113000609
                                Beneficiary Account Number:
                                00100366807
                                Beneficiary Account Name:
                                A I M Fund Services, Inc.
                                RFB: Fund Name, Reference #
                                OBI: Your Name, Account #
By AIM Bank Connection(SM)      Open your account using one of the     Mail completed AIM Bank
                                methods described above.               Connection form to the transfer
                                                                       agent. Once the transfer agent has
                                                                       received the form, call the
                                                                       transfer agent to place your
                                                                       purchase order.
By AIM Internet Connect(SM)     Open your account using one of the     Select the AIM Internet Connect option
                                methods described above.               on your completed account application
                                                                       or complete an AIM Internet
                                                                       Connect Authorization Form. Mail the
                                                                       application or form to the transfer
                                                                       agent. Once your request for this option
                                                                       has been processed (which may take up
                                                                       to 10 days), you may place your purchase
                                                                       order at www.aimfunds.com. The
                                                                       maximum purchase amount per
                                                                       transaction is $100,000. You may
                                                                       not purchase shares in AIM
                                                                       prototype retirement accounts on
                                                                       the internet.
----------------------------------------------------------------------------------------------------------

                                      A-3                             MCF--10/99

                                 -------------
                                 THE AIM FUNDS
                                 -------------

SPECIAL PLANS

AUTOMATIC INVESTMENT PLAN

You can arrange for periodic investments in any of the AIM Funds by authorizing the AIM Fund to withdraw the amount of your investment from your bank account on a day or dates you specify and in an amount of at least $50. You may stop the Automatic Investment Plan at any time by giving the transfer agent notice ten days prior to your next scheduled withdrawal.

DOLLAR COST AVERAGING

Dollar Cost Averaging allows you to make automatic monthly or quarterly exchanges, if permitted, from one AIM Fund account to one or more other AIM Fund accounts with the identical registration. The account from which exchanges are to be made must have a minimum balance of $5,000 before you can use this option. Exchanges will occur on (or about) the 10th or 25th day of the month, whichever you specify, in the amount you specify. The minimum amount you can exchange to another AIM Fund is $50.

AUTOMATIC DIVIDEND INVESTMENT

All of your dividends and distributions may be paid in cash or invested in any AIM Fund at net asset value. Unless you specify otherwise, your dividends and distributions will automatically be reinvested in the same AIM Fund. You may invest your dividends and distributions (1) into another AIM Fund in the same class of shares; or (2) from Class A shares into AIM Cash Reserve Shares of AIM Money Market Fund, or vice versa.

  You must comply with the following requirements to be eligible to invest your dividends and distributions in shares of another AIM Fund:

(1) Your account balance (a) in the AIM Fund paying the dividend must be at least $5,000; or (b) in the AIM Fund receiving the dividend must be at least $500;

(2) Both accounts must have identical registration information; and

(3) You must have completed an authorization form to reinvest dividends into another AIM Fund.

PORTFOLIO REBALANCING PROGRAM

If you have at least $5,000 in your account, you may participate in the Portfolio Rebalancing Program. Under this Program, you can designate how the total value of your AIM Fund holdings should be rebalanced, on a percentage basis, between two and ten of your AIM Funds on a quarterly, semiannual or annual basis. Your portfolio will be rebalanced through the exchange of shares in one or more of your AIM Funds for shares of the same class of one or more other AIM Funds in your portfolio. If you wish to participate in the Program, make changes or cancel the Program, the transfer agent must receive your request to participate, changes, or cancellation in good order at least five business days prior to the next rebalancing date, which is normally the 28th day of the last month of the period you choose. You may realize taxable gains from these exchanges. We may modify, suspend or terminate the Program at any time on 60 days' prior written notice.

RETIREMENT PLANS

Shares of most of the AIM Funds can be purchased through tax-sheltered retirement plans made available to corporations, individuals and employees of non-profit organizations and public schools. A plan document must be adopted to establish a retirement plan. You may use AIM Funds-sponsored retirement plans, which include IRAs, Education IRAs, Roth IRAs, 403(b) plans, 401(k) plans, SIMPLE IRA plans, SEP/SARSEP plans and Money Purchase/Profit Sharing plans, or another sponsor's retirement plan. The plan custodian of the AIM Funds-sponsored retirement plan assesses an annual maintenance fee of $10. Contact your financial consultant for details.

REDEEMING SHARES

REDEMPTION FEES

Generally, we will not charge you any fees to redeem your shares. However, if you acquired Class A shares of AIM Developing Markets Fund in connection with the reorganization of AIM Eastern Europe Fund, you will be charged a redemption fee of 2% of the net asset value of those shares, which will be paid to AIM Developing Markets Fund, if you redeem your shares within the first year after the reorganization. Your broker or financial consultant may charge service fees for handling redemption transactions. Your shares also may be subject to a contingent deferred sales charge (CDSC).

REDEMPTION OF AIM CASH RESERVE SHARES OF
AIM MONEY MARKET FUND ACQUIRED BY EXCHANGE

If you redeem AIM Cash Reserve Shares acquired by exchange from Class A shares subject to a CDSC within 18 months of the purchase of the Class A shares, you will be charged a CDSC.

REDEMPTION OF CLASS B SHARES OR CLASS C
SHARES ACQUIRED BY EXCHANGE FROM AIM CASH
RESERVE SHARES OF AIM MONEY MARKET FUND

We will begin the holding period for purposes of calculating the CDSC on Class B shares or Class C shares acquired by exchange from AIM Cash Reserve Shares of AIM Money Market Fund at the time of the exchange into Class B shares or Class C shares.

REDEMPTION OF CLASS B SHARES ACQUIRED BY
EXCHANGE FROM AIM FLOATING RATE FUND

If you redeem Class B shares you acquired by exchange via a tender offer by AIM Floating Rate Fund, the early withdrawal charge applicable to shares of AIM Floating Rate Fund will be applied instead of the CDSC normally applicable to Class B shares.

MCF--10/99                            A-4

                                 -------------
                                 THE AIM FUNDS
                                 -------------

HOW TO REDEEM SHARES
--------------------------------------------------------------------------------

Through a Financial           Contact your financial consultant.
  Consultant

By Mail                       Send a written request to the transfer agent. Requests must include (1) original signatures of all registered owners;
                              (2) the name of the AIM Fund and your account number; (3) if the transfer agent does not hold your shares, endorsed share certificates or share certificates accompanied by an
                              executed stock power; and (4) signature guarantees, if
                              necessary (see below). The transfer agent may require that you provide additional information, such as corporate
                              resolutions or powers of attorney, if applicable. If you are redeeming from an IRA account, you must include a statement of whether or not you are at least 59 1/2 years old and
                              whether you wish to have federal income tax withheld from
                              your proceeds. The transfer agent may require certain other information before you can redeem from an employer-sponsored retirement plan. Contact your employer for details.

By Telephone                  Call the transfer agent. You will be allowed to redeem by
                              telephone if (1) the proceeds are to be mailed to the
                              address on record (if there has been no change communicated to us within the last 30 days) or transferred electronically to a pre-authorized checking account; (2) you do not hold
                              physical share certificates; (3) you can provide proper
                              identification information; (4) the proceeds of the
                              redemption do not exceed $50,000; and (5) you have not
                              previously declined the telephone redemption privilege.
                              Certain accounts, including retirement accounts and 403(b)
                              plans, may not be redeemed by telephone. The transfer agent must receive your call during the hours the New York Stock
                              Exchange (NYSE) is open for business in order to effect the redemption at that day's closing price.

By AIM Internet Connect       Place your redemption request at www.aimfunds.com. You will be allowed to redeem by internet if (1) you do not hold
                              physical share certificates; (2) you can provide proper
                              identification information; (3) the proceeds of the
                              redemption do not exceed $50,000; and (4) you have
                              established the internet trading option. AIM prototype
                              retirement accounts may not be redeemed on the internet. The transfer agent must confirm your transaction during the
                              hours the NYSE is open for business in order to effect the redemption at that day's closing price.

--------------------------------------------------------------------------------

TIMING AND METHOD OF PAYMENT

We normally will send out checks within one business day, and in any event no more than seven days, after we accept your request to redeem. If you redeem shares recently purchased by check, you will be required to wait up to ten business days before we will send your redemption proceeds. This delay is necessary to ensure that the purchase check has cleared.

REDEMPTION BY MAIL

If you mail us a request in good order to redeem your shares, we will mail you a check in the amount of the redemption proceeds to the address on record with us. If your request is not in good order, you may have to provide us with additional documentation in order to redeem your shares.

REDEMPTION BY TELEPHONE

If you redeem by telephone, we will mail you a check in the amount of the redemption proceeds to your address of record (if there has been no change communicated to the transfer agent within the previous 30 days) or transmit them electronically to your pre-authorized bank account. We use reasonable procedures to confirm that instructions communicated by telephone are genuine and are not liable for telephone instructions that are reasonably believed to be genuine.

REDEMPTION BY INTERNET

If you redeem by internet, we will transmit your redemption proceeds electronically to your pre-authorized bank account. We use reasonable procedures to confirm that instructions communicated by internet are genuine and are not liable for internet instructions that are reasonably believed to be genuine.

PAYMENT FOR SYSTEMATIC WITHDRAWALS

You may arrange for regular monthly or quarterly withdrawals from your account of at least $50. You also may make annual withdrawals if you own Class A shares. We will redeem enough shares from your account to cover the amount withdrawn. You must have an account balance of at least $5,000 to establish a Systematic Withdrawal Plan. You can stop this plan at any time by giving ten days prior notice to the transfer agent.

EXPEDITED REDEMPTIONS

(AIM Cash Reserve Shares of AIM Money Market Fund only)

If we receive your redemption order before 11:30 a.m. Eastern Time, we will try to transmit payment of redemption proceeds on that same day. If we receive your redemption order after 11:30 a.m. Eastern Time and before the close of trading on the NYSE, we generally will transmit payment on the next business day.

                                      A-5                             MCF--10/99

                                 -------------
                                 THE AIM FUNDS
                                 -------------

REDEMPTIONS BY CHECK

(Class A shares of AIM Tax-Exempt Cash Fund and AIM Cash Reserve Shares of AIM Money Market Fund only)

You may redeem shares of these AIM Funds by writing checks in amounts of $250 or more if you have completed an authorization form. Redemption by check is not available for retirement accounts.

SIGNATURE GUARANTEES

We require a signature guarantee when you redeem by mail and

(1) the amount is greater than $50,000;

(2) you request that payment be made to someone other than the name registered on the account;

(3) you request that payment be sent somewhere other than the bank of record on the account; or

(4) you request that payment be sent to a new address or an address that changed in the last 30 days.

The transfer agent will accept a guarantee of your signature by a number of financial institutions. Call the transfer agent for additional information. Some institutions have transaction amount maximums for these guarantees. Please check with the guarantor institution.

REINSTATEMENT PRIVILEGE (Class A shares only)

You may, within 90 days after you sell Class A shares (except Class A shares of AIM Tax-Exempt Cash Fund), reinvest all or part of your redemption proceeds in Class A shares of any AIM Fund at net asset value in an identically registered account. If you sold Class A shares of AIM Limited Maturity Treasury Fund or AIM Tax-Free Intermediate Fund, you will incur an initial sales charge reflecting the difference between the initial sales charges on those Funds and the ones in which you will be investing. In addition, if you paid a contingent deferred sales charge (CDSC) on any reinstated amount, you will not be subject to a CDSC if you later redeem that amount. You must notify the transfer agent in writing at the time you reinstate that you are exercising your reinstatement privilege. You may exercise this privilege only once per year.

REDEMPTIONS BY THE AIM FUNDS

If your account has been open at least one year, you have not made an additional purchase in the account during the past six calendar months, and the value of your account falls below $500 for three consecutive months due to redemptions or exchanges (excluding retirement accounts), the AIM Funds have the right to redeem the account after giving you 60 days' prior written notice. You may avoid having your account redeemed during the notice period by bringing the account value up to $500 or by utilizing the Automatic Investment Plan.

  If an AIM Fund determines that you have provided incorrect information in opening an account or in the course of conducting subsequent transactions, the AIM Fund may, at its discretion, redeem the account and distribute the proceeds to you.

EXCHANGING SHARES

You may, under certain circumstances, exchange shares in one AIM Fund for those of another AIM Fund. Before requesting an exchange, review the prospectus of the AIM Fund you wish to acquire. Exchange privileges also apply to holders of the Connecticut General Guaranteed Account, established for tax-qualified group annuities, for contracts purchased on or before June 30, 1992.

PERMITTED EXCHANGES

Except as otherwise stated below, you may exchange your shares for shares of the same class of another AIM Fund. You may exchange AIM Cash Reserve Shares of AIM Money Market Fund for Class A shares of another AIM Fund, or vice versa. You also may exchange AIM Cash Reserve Shares of AIM Money Market Fund for Class B shares or Class C shares of another AIM Fund, but only if the AIM Cash Reserve Shares were purchased directly and not acquired by exchange. You may be required to pay an initial sales charge when exchanging from a Fund with a lower initial sales charge than the one into which you are exchanging. If you exchange from Class A shares not subject to a CDSC into Class A shares subject to those charges, you will be charged a CDSC when you redeem the exchanged shares. The CDSC charged on redemption of those shares will be calculated starting on the date you acquired those shares through exchange.

  You also may exchange AIM Cash Reserve Shares of AIM Money Market Fund for Advisor Class shares, but only if you acquired the AIM Cash Reserve Shares through an exchange from Advisor Class shares.

YOU WILL NOT PAY A SALES CHARGE WHEN EXCHANGING:

(1) Class A shares with an initial sales charge (except for Class A shares of AIM Limited Maturity Treasury Fund and AIM Tax-Free Intermediate Fund) for Class A shares of another AIM Fund or AIM Cash Reserve Shares of AIM Money Market Fund;

(2) Class A shares of AIM Limited Maturity Treasury Fund and AIM Tax-Free Intermediate Fund for

    (a) one another;

    (b) AIM Cash Reserve Shares of AIM Money Market Fund or Class A shares of AIM Tax-Exempt Cash Fund; or

    (c) Class A shares of another AIM Fund, but only if

       (i)  you acquired the original shares before May 1, 1994; or

       (ii) you acquired the original shares on or after May 1, 1994 by way of an exchange from shares with higher sales charges;

(3) AIM Cash Reserve Shares of AIM Money Market Fund or Class A shares of AIM Tax-Exempt Cash Fund for

    (a) one another;

    (b) Class A shares of an AIM Fund subject to an initial sales charge (except for Class A shares of AIM Limited

MCF--10/99                            A-6

                                 -------------
                                 THE AIM FUNDS
                                 -------------

        Maturity Treasury Fund and AIM Tax-Free Intermediate Fund), but only if you acquired the original shares

       (i) prior to May 1, 1994 by exchange from Class A shares subject to an initial sales charge;

       (ii) on or after May 1, 1994 by exchange from Class A shares subject to an initial sales charge (except for Class A shares of AIM Limited Maturity Treasury Fund and AIM Tax-Free Intermediate Fund); or

    (c) Class A shares of AIM Limited Maturity Treasury Fund and AIM Tax-Free Intermediate Fund, but only if you acquired the original shares by exchange from Class A shares subject to an initial sales charge; or

(4) Class B shares for other Class B shares, and Class C shares for other Class C shares.

(5) AIM Cash Reserve Shares of AIM Money Market Fund for Class B shares and Class C shares.

EXCHANGES NOT PERMITTED

You may not exchange Class A shares subject to contingent deferred sales charges for Class A shares of AIM Limited Maturity Treasury Fund, AIM Tax-Free Intermediate Fund or AIM Tax-Exempt Cash Fund.

EXCHANGE CONDITIONS

The following conditions apply to all exchanges:

- You must meet the minimum purchase requirements for the AIM Fund into which you are exchanging;

- Shares of the AIM Fund you wish to acquire must be available for sale in your state of residence;

- Exchanges must be made between accounts with identical registration information;

- The account you wish to exchange from must have a certified tax identification number (or the Fund has received an appropriate Form W-8 or W-9);

- Shares must have been held for at least one day prior to the exchange;

- If you have physical share certificates, you must return them to the transfer agent prior to the exchange; and

- You are limited to a maximum of 10 exchanges per calendar year, because excessive short-term trading or market-timing activity can hurt fund performance. If you exceed that limit, or if an AIM Fund or the distributor determines, in its sole discretion, that your short-term trading is excessive or that you are engaging in market-timing activity, it may reject any additional exchange orders. An exchange is the movement out of (redemption) one AIM Fund and into (purchase) another AIM Fund.

TERMS OF EXCHANGE

Under unusual market conditions, an AIM Fund may delay the purchase of shares being acquired in an exchange for up to five business days if it determines that it would be materially disadvantaged by the immediate transfer of exchange proceeds. There is no fee for exchanges. The exchange privilege is not an option or right to purchase shares. Any of the participating AIM Funds or the distributor may modify or discontinue this privilege at any time.

BY MAIL

If you wish to make an exchange by mail, you must include original signatures of each registered owner exactly as the shares are registered, the account registration and account number, the dollar amount or number of shares to be exchanged and the names of the AIM Funds from which and into which the exchange is to be made.

BY TELEPHONE

Conditions that apply to exchanges by telephone are the same as redemptions by telephone, including that the transfer agent must receive exchange requests during the hours the NYSE is open for business; however, you still will be allowed to exchange by telephone even if you have changed your address of record within the preceding 30 days.

BY INTERNET

You will be allowed to exchange by internet if (1) you do not hold physical share certificates; (2) you can provide proper identification information; and
(3) you have established the internet trading option.

EXCHANGING CLASS B AND CLASS C SHARES

If you make an exchange involving Class B or Class C shares, the amount of time you held the original shares will be added to the holding period of the Class B or Class C shares, respectively, into which you exchanged for the purpose of calculating contingent deferred sales charges (CDSC) if you later redeem the exchanged shares. If you redeem Class B shares acquired by exchange via a tender offer by AIM Floating Rate Fund, you will be credited with the time period you held the shares of AIM Floating Rate Fund for the purpose of computing the early withdrawal charge applicable to those shares.

 EACH AIM FUND AND ITS AGENTS RESERVE THE RIGHT AT ANY TIME TO:

 - REJECT OR CANCEL ANY PART OF ANY PURCHASE OR EXCHANGE ORDER;

 - MODIFY ANY TERMS OR CONDITIONS OF PURCHASE OF SHARES OF ANY AIM FUND;

 - REJECT OR CANCEL ANY REQUEST TO ESTABLISH THE AUTOMATIC INVESTMENT PLAN AND SYSTEMATIC WITHDRAWAL PLAN OPTIONS ON THE SAME ACCOUNT; OR

 - WITHDRAW ALL OR ANY PART OF THE OFFERING MADE BY THIS PROSPECTUS.

                                      A-7                             MCF--10/99

                              --------------------
                              AIM BASIC VALUE FUND
                              --------------------

OBTAINING ADDITIONAL INFORMATION
--------------------------------------------------------------------------------

More information may be obtained free of charge upon request. The Statement of Additional Information (SAI), a current version of which is on file with the Securities and Exchange Commission (SEC), contains more details about the fund and is incorporated by reference into the prospectus (is legally a part of this prospectus). Annual and semiannual reports to shareholders contain additional information about the fund's investments. The fund's annual report also discusses the market conditions and investment strategies that significantly affected the fund's performance during its last fiscal year.

  If you have questions about this fund, another fund in The AIM Family of Funds--Registered Trademark-- or your account, or wish to obtain free copies of the fund's current SAI or annual or semiannual reports, please contact us

--------------------------------------------------------------------------------

BY MAIL:                     A I M Fund Services, Inc.
                             P.O. Box 4739
                             Houston, TX 77210-4739

BY TELEPHONE:                (800) 347-4246

BY E-MAIL:                   general@aimfunds.com

ON THE INTERNET:             http://www.aimfunds.com
                             (prospectuses and annual
                             and semiannual reports only)

--------------------------------------------------------------------------------

You also can review and obtain copies of the fund's SAI, reports and other information at the SEC's Public Reference Room in Washington, DC; on the EDGAR database on the SEC's Internet website (http://www.sec.gov); or, after paying a duplication fee, by sending a letter to the SEC's Public Reference Section, Washington, DC 20549-0102 or by sending an electronic mail request to publicinfo@sec.gov. Please call the SEC at 1-202-942-8090 for information about the Public Reference Room.

----------------------------------
AIM Basic Value Fund
SEC 1940 Act file number: 811-2699
----------------------------------


[AIM LOGO APPEARS HERE]   www.aimfunds.com   BVA-PRO-1    INVEST WITH DISCIPLINE
                                                        --Registered Trademark--

                                                                    APPENDIX III

                       ANNUAL REPORT / MANAGERS' OVERVIEW


FUND ENJOYS STELLAR YEAR
DESPITE SHIFTING MARKETS

HOW DID AIM BASIC VALUE FUND PERFORM DURING THE FISCAL YEAR?
For the fiscal year ended December 31, 1999, the fund had total returns of 32.04% for Class A shares, 31.13% for Class B shares and 32.45% for Advisor Class shares. (These returns are at net asset value, which does not include sales charges.) The fund finished the reporting period well ahead of both the Russell 1000 Index and the Lipper Multi-Cap Value Fund Index, which had total returns of 20.91% and 5.94%, respectively. The fund's performance is particularly noteworthy given that growth outperformed value on the whole for 1999.
    The fund's Class C shares, which commenced sales on May 3, 1999, had a cumulative total return of 10.72% through December 31, excluding sales charges. Total net assets in the fund shot up from $27.5 million a year ago to $136.2 million at the end of the reporting period.

GIVEN THAT GROWTH OUTPERFORMED VALUE DURING 1999, TO WHAT DO YOU ATTRIBUTE THE FUND'S EXCELLENT PERFORMANCE?
The primary drivers of the fund's performance were technology and energy. Many investment opportunities during 1999 were created by 1998's financial crisis, when recession fears drove investors to dump such economically sensitive stocks as semiconductors and oil services. We took advantage of this situation and overweighted the fund in both sectors because the stocks were selling at a significant discount to their intrinsic value and had an attractive long-term outlook. Value investors who missed these opportunities were left with another year of underperformance.
    For the second year in a row, value funds as a group underperformed growth funds by a wide margin. According to Morningstar Inc., a company that tracks mutual fund performance, the average large growth fund was up 39% for the year, compared to the average large value fund's return of 7% for the year. This situation was also reflected in the performance of the Russell 1000 Value Index vs. the S&P 500 Index, with returns of 7.35% and 21.03%, respectively, for the year. However, AIM Basic Value Fund bucked this trend, as evidenced by its performance.

WHAT ELSE HAPPENED IN THE MARKETS DURING THE YEAR?
With the worst of the global financial crisis past, the question throughout much of 1999 was whether or not the Federal Reserve Board (the Fed) would need to raise interest rates to forestall inflation. Inflation fears spawned volatility in the markets, curbing high-flying technology, communications and financial stocks in the spring and bringing on a resurgence of more cyclical stocks, like energy and commodities. This environment was quite favorable for the fund.
    By midsummer, major stock indexes reached new record highs, lifted by solid corporate earnings, continued tame inflation and renewed vitality among tech stocks. But investors' fears again dampened stocks in general as key economic indicators showed the economy blazing ahead relentlessly. Consequently, a modest correction in the third quarter caused the average domestic mutual fund to decline by about 5.3%. The fund also felt the effects of the correction. Ultimately, in three separate moves, the Fed raised the key federal funds rate from 4.75% to 5.50%.
    Despite persistent inflation fears, the U.S. economy continued to experience a near-record level of consumer confidence. Markets reached a fever pitch by the end of 1999, with indexes again reaching new highs by the close of the year. However, these record-breaking performances masked a rather narrow market--although the S&P 500 returned 14.9% for the fourth quarter, the average stock in the index was up only 8.2% for the same period.

HOW WAS THE FUND POSITIONED AT THE END OF THE REPORTING PERIOD?
Top sector weightings for the fund at the end of the fiscal year were as follows: financials, 16.77%; health care, 13.50%; technology, 12.96%; and energy, 9.21%.

                      -------------------------------------

                     THE PRIMARY DRIVERS OF THE FUND'S PER-

                      FORMANCE WERE TECHNOLOGY AND ENERGY.

                      -------------------------------------

FUND BEATS INDEXES

One-year total returns as of 12/31/99,
excluding sales charges
================================================================================
Class A shares             32.04%

Class B shares             31.13%

Advisor Class shares       32.45%

Russell 1000 Index         20.91%

Lipper Multi-Cap            5.94%
Value Index
================================================================================
GROWTH OF NET ASSETS
================================================================================
12/31/98       $27.5 million

12/31/99       $136.2 million
================================================================================

          See important fund and index disclosures inside front cover.


                              AIM BASIC VALUE FUND

                       ANNUAL REPORT / MANAGERS' OVERVIEW


Our 49 holdings were nearly equally weighted between mid- and large/mega-cap companies.
    We have been reducing the fund's technology exposure because of excessive valuations. We think the fundamental outlook for technology is exciting, but this is against a backdrop of unrealistic expectations, decelerating earnings growth and accelerating global economic growth. We still believe technology is a good investment for the long term, but today the best valuation opportunities are outside technology.
    We continue to find exciting values in the health-care services industry following the aftermath of the Medicare cuts to balance the federal budget. Another area of opportunity for the fund is in failed mergers and acquisitions. In many cases, investors have overreacted to short-term integration problems, which creates an opportunity for patient investors.

WHAT WERE SOME STANDOUT HOLDINGS FOR THE FUND?
Holdings from several different sectors enhanced the fund's performance. Citigroup, one of the world's largest financial-services companies, has bounced back substantially since 1998's global financial crisis eroded its stock along with those of many other financial companies. Even though health-care stocks have been in a slump in recent months, top fund holding Health Management Associates has continued to grow by acquiring and operating hospitals in rural areas of the southern United States.
    In technology, the fund benefited from owning Computer Associates International, an independent software company that likens its products to the plumbing under a sink rather than the fancy faucet on top, and Philips Electronics, maker of such well-known brands as Magnavox and Norelco and of everything from televisions to light bulbs to semiconductors.
    One new addition to our list of top holdings since our last report is Transocean Sedco Forex, an offshore drilling contractor. The company, which specializes in deepwater drilling, was formed in 1999 when Transocean Offshore merged with Sedco Forex, a former division of oil giant Schlumberger (also a fund holding).

WHAT IS YOUR NEAR-TERM OUTLOOK?
Many analysts expect the fast pace of U.S. economic growth to continue through at least the first half of 2000. This has led to the belief that the Fed will need to raise interest rates at least once--if not more--to slow economic growth to a more sustainable pace. It seems that the same story that dogged markets in 1999 is so far continuing, with persistent upward pressure on interest rates.
    We expect accelerating global economic growth to bring with it broader earnings growth. With earnings growth spread more evenly across the U.S. economy, a broader stock market should follow. If this happens, we believe value investing will once again prove to be a market-beating investment strategy. We continue to find attractive valuation opportunities, and we feel the portfolio is well positioned going forward.

PORTFOLIO COMPOSITION

As of 12/31/99, based on total net assets

========================================================================================================================
TOP 10 HOLDINGS                                                    TOP 10 INDUSTRIES
------------------------------------------------------------------------------------------------------------------------
  1. Health Management Associates, Inc.                5.05%         1. Oil & Gas (Drilling & Equipment)           6.98%
  2. Novellus Systems Inc.                             3.13          2. Electric Companies                         6.73
  3. Koninklijke (Royal) Philips Electronics N.V.      3.11          3. Computers (Software & Services)            5.57
  4. United HealthCare Corp.                           2.85          4. Insurance (Property-Casualty)              5.56
  5. Computer Associates International Inc.            2.82          5. Health Care (Hospital Management)          5.05
  6. McKesson HBOC Inc.                                2.73          6. Manufacturing (Specialized)                4.47
  7. Bank of America Corp.                             2.63          7. Financial (Diversified)                    4.18
  8. Beckman Coulter Inc.                              2.58          8. Electrical Equipment                       3.74
  9. First Data Corp.                                  2.57          9. Paper & Forest Products                    3.69
 10. Transocean Sedco Forex Inc.                       2.49         10. Retail (Food Chains)                       3.40

The fund's portfolio is subject to change, and there is no assurance that the fund will continue to hold any particular security.
========================================================================================================================

          See important fund and index disclosures inside front cover.


                              AIM BASIC VALUE FUND

                       ANNUAL REPORT / PERFORMANCE HISTORY


YOUR FUND'S LONG-TERM PERFORMANCE

RESULTS OF A $10,000 INVESTMENT
AIM BASIC VALUE FUND VS. BENCHMARK INDEXES

10/18/95-12/31/99

In thousands

======================================================================================================
                                                                 Lipper
               AIM Basic      AIM Basic      AIM Basic           Multi-Cap                     Russell
               Value Fund,    Value Fund,    Value Fund,         Value          Russell        1000
               Class A        Class B        Advisor Class       Fund           1000           Value
               Shares         Shares         Shares              Index          Index          Index
------------------------------------------------------------------------------------------------------
10/18/95       9446           10000            10000
10/31/95                                       10425               10446          10000
12/31/95       10545          11155          11172.4             10589.6        10605.2        10770.5
12/31/96       12140          12756            12913             12812.4        12985.8        13101.5
12/31/97       15446          16128          16500.1             16260.1        17251.7        17710.9
12/31/98       16530          17150          17725.5             17321.1        21913.6        20479.1
12/31/99     $21,826        $22,290          $23,478             $18,350        $26,496        $21,984

Source: Lipper, Inc.

Past performance cannot guarantee comparable future results.
======================================================================================================


ABOUT THIS CHART
The chart compares your fund's Class A, Class B and Advisor Class shares to benchmark indexes. It is intended to give you an idea of how your fund performed compared to these indexes over the period 10/18/95-12/31/99. (Data for these indexes are for the period 10/31/95-12/31/99.) It is important to understand the differences between your fund and an index. An index measures the performance of a hypothetical portfolio. Your fund's total return is shown with the applicable sales charge, and it includes fund expenses and management fees. A market index such as the Russell 1000 Index is not managed, incurring no sales charges, expenses or fees. If you could buy all the securities that make up a market index, you would incur expenses that would affect your investment's return. An index of funds such as the Lipper Multi-Cap Value Fund Index includes a number of mutual funds grouped by investment objective. Each of those funds interprets that objective differently, and each employs a different management style and investment strategy.
    Since our last report, AIM Basic Value Fund has elected to use the Russell 1000 Index as its primary benchmark. The fund will no longer measure its performance against the Russell 1000 Value Index because this index does not meet SEC guidelines as a broad market index. Because this is the first reporting period since we have adopted the new index, SEC guidelines require that we include the old index in the performance comparison above.

AVERAGE ANNUAL TOTAL RETURNS

As of 12/31/99, including sales charges

================================================================================
ADVISOR CLASS SHARES*

Inception (10/18/95)        22.52%

1 year                      32.45

*Sales charges do not apply.

CLASS B SHARES

Inception (10/18/95)        21.01%

1 year                      26.13*

*31.13%, excluding CDSC

CLASS A SHARES

Inception (10/18/95)        20.41%

1 year                      24.75*

*32.04%, excluding sales charges

CLASS C SHARES

Inception (5/3/99)           9.72%*

*10.72%, excluding CDSC. Total return provided is cumulative total return that has not yet been annualized.
================================================================================

Your fund's total return includes sales charges, expenses and management fees. The performance of the fund's Class A, Class B, Class C and Advisor Class shares will differ due to differing fees and expenses. For fund performance calculations and descriptions of the indexes cited on this page, please see the inside front cover.
    MARKET VOLATILITY CAN SIGNIFICANTLY IMPACT SHORT-TERM PERFORMANCE. RESULTS OF AN INVESTMENT MADE TODAY MAY DIFFER SUBSTANTIALLY FROM THE HISTORICAL PERFORMANCE SHOWN.


                              AIM BASIC VALUE FUND

                                                                   ------------
                                                                    FIRST CLASS
                                                                   U.S. POSTAGE
                                                                       PAID
[AIM LOGO APPEARS HERE]                                                PROXY
                                                                     TABULATOR
                                                                   ------------


                     EVERY SHAREHOLDER'S VOTE IS IMPORTANT!
                 PLEASE SIGN, DATE AND RETURN YOUR PROXY TODAY!

                      **** Control number: 999999999999 ****

         -- Please fold and detach card at perforation before mailing --

PROXY CARD                                                            PROXY CARD
                  PROXY SOLICITED BY THE BOARD OF DIRECTORS OF
                        AIM ADVISOR LARGE CAP VALUE FUND
                    (A PORTFOLIO OF AIM ADVISOR FUNDS, INC.)

       PROXY FOR SPECIAL MEETING OF SHAREHOLDERS TO BE HELD MAY 31, 2000

The undersigned hereby appoints Robert H. Graham, Gary T. Crum and Lewis F. Pennock, and each of them separately, proxies with the power of substitution to each, and hereby authorizes them to represent and to vote, as designated below, at the Special Meeting of Shareholders on May 31, 2000, at 3:00 p.m., Central time, and at any adjournment thereof, all of the shares of the fund which the undersigned would be entitled to vote if personally present. IF THIS PROXY IS SIGNED AND RETURNED WITH NO CHOICES INDICATED, THE SHARES WILL BE VOTED "FOR" THE APPROVAL OF THE PROPOSAL.

                                        Dated _________________________________

                                        NOTE: PLEASE SIGN EXACTLY AS YOUR NAME
                                        APPEARS ON THIS PROXY CARD. All joint
                                        owners should sign. When signing as
                                        executor, administrator, attorney,
                                        trustee or guardian or as custodian for
                                        a minor, please give full title as such.
                                        If a corporation, please sign in full
                                        corporate name and indicate the signer's office. If a partner, sign in the partnership name.


                                        _______________________________________


                                        _______________________________________
                                                      Signature(s)

                     EVERY SHAREHOLDER'S VOTE IS IMPORTANT!
                 PLEASE SIGN, DATE AND RETURN YOUR PROXY TODAY!

        -- Please fold and detach card at perforation before mailing --


          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
               THE DIRECTORS RECOMMEND VOTING "FOR" THE PROPOSAL.
                TO VOTE, FILL IN THE BOX COMPLETELY. EXAMPLE: [X]


1.  To approve an Agreement and Plan of         FOR       AGAINST      ABSTAIN
    Reorganization that provides for the
    combination of AIM Advisor Large Cap        [ ]         [ ]          [ ]
    Value Fund and AIM Basic Value Fund, an
    investment portfolio of AIM Growth
    Series.

2.  IN THE DISCRETION OF SUCH PROXIES, UPON
    SUCH OTHER BUSINESS AS MAY PROPERLY COME
    BEFORE THE MEETING OR ANY ADJOURNMENT
    THEREOF.